As filed with the Securities and Exchange Commission on July 1, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

ALPHA COGNITION INC.

 (Exact name of registrant as specified in its charter)

British Columbia	N/A
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1452 Hughes Rd., Ste 200

Grapevine, Texas, 76051

(858) 344-4375

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Michael McFadden
Chief Executive Officer
Alpha Cognition Inc.
1452 Hughes Rd., Ste 200

Grapevine, Texas, 76051

(858) 344-4375

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Jason K. Brenkert, Esq.
Dorsey & Whitney LLP
1400 Wewatta Street, Suite 400
Denver, Colorado 80202
(303) 352-1133

From time to time after the effective date of this registration statement.

(Approximate date of commencement of proposed sale to the public)

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462 (c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated Filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a) of the Securities Act, may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where such offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JULY 1, 2025

PROSPECTUS

2,375,735 Common Shares

This prospectus relates to the offering and resale by the selling stockholders identified herein of up to 2,375,735 of our common shares issuable to such selling stockholders upon exercise of our outstanding common share purchase warrants. The selling stockholders acquired their warrants from us in private placement offerings that closed between February 2023 and January 2024 with a weighted average exercise price of $7.52, consisting of 585,609 warrants exercisable at $7.225 per share, 262,287 warrants exercisable at $7.075 per share, 114,996 warrants exercisable at $7.1292 per share and 1,412,843 warrants exercisable at $7.75 per share.

We will not receive any proceeds from the sale of common shares by the selling stockholders. We may receive proceeds from the exercise of warrants, if any warrants are exercised.

The selling stockholders may sell all or a portion of the common shares beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. Please see the section entitled “Plan of Distribution” on page 8 of this prospectus for more information. For a list of the selling stockholders, see the section entitled “Selling Stockholders on page 16 of this prospectus. We will bear all fees and expenses incident to our obligation to register the common shares.

Our common shares are currently traded on the Nasdaq Capital Market (the “Nasdaq”) under the symbol “ACOG”.

On June 27, 2025, the last reported sale price of our common shares on the Nasdaq was $9.10.

Investing in our securities involves risks. You should carefully review the risks and uncertainties described under the heading “Risk Factors” beginning on page 7 of this prospectus, any applicable prospectus supplement or any related free writing prospectus, and in any documents incorporated by reference herein or therein before investing in our securities.

The selling stockholders may sell the securities directly to or through underwriters or dealers, and also to other purchasers or through agents on a continuous or delayed basis. The names of any underwriters or agents that are included in a sale of securities to you, and any applicable commissions or discounts, will be stated in any accompanying prospectus supplement. In addition, the underwriters, if any, may over-allot a portion of the securities.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is July ____, 2025

TABLE OF CONTENTS

PROSPECTUS

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that Alpha Cognition Inc., a British Columbia corporation, which is also referred to as the “Company,” “Alpha Cognition,” “we,” “us,” “ourselves” and “our,” has filed with the United States Securities and Exchange Commission (the “SEC”) using a “shelf” registration procedure. Under this procedure, we may offer and sell at any time and from time to time, in one or more offerings, any combination of the securities described in this prospectus.

Any prospectus supplement may add, update, or change information contained in this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in any prospectus supplement. The information in this prospectus is accurate as of its date. Additional information, including our financial statements and the notes thereto, is incorporated in this prospectus by reference to our reports filed with the SEC. Therefore, before you invest in our securities, you should carefully read this prospectus and any prospectus supplement relating to the securities offered to you together with the additional information incorporated by reference in this prospectus and any prospectus supplement (including the documents described under the heading “Where You Can Find More Information” and “Documents Incorporated by Reference” in both this prospectus and any prospectus supplement).

This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus, any prospectus supplement or any applicable free writing prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, the applicable prospectus supplement and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, you should not place undue reliance on this information.

You should rely only on the information contained in or incorporated by reference in this prospectus or any prospectus supplement. Neither we nor the selling stockholders have authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. Neither we, the selling stockholders nor anyone acting on our behalf is making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information incorporated by reference or provided in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents.

ii

PROSPECTUS SUMMARY

This summary highlights information contained in other parts of this prospectus and in the documents we incorporate by reference. Because it is only a summary, it does not contain all of the information that you should consider before investing in our common stock and it is qualified in its entirety by, and should be read in conjunction with, the more detailed information appearing elsewhere or incorporated by reference in this prospectus. You should read all such documents carefully, especially the risk factors and our consolidated financial statements and the related notes included or incorporated by reference in this prospectus, before deciding to buy shares of our common stock.

Overview

We are a biopharmaceutical company dedicated to developing treatments for patients suffering from neurodegenerative diseases, such as Alzheimer’s disease (“Alzheimer’s disease” or “AD”), for which there are limited or no treatment options. We focus on the development of commercial manufacturing and commercial sales of ZUNVEYL oral tablet formulation. Our commercial development program for ZUNVEYL is primarily focused on building a long-term care commercial team that can focus on providing key points of differentiation, exploiting key issues with existing AChEI treatments, and franchising potential additional indications and new products.

We launched ZUNVEYL on March 17, 2024 and will target the largest volume nursing homes specializing in Alzheimer’s Disease, leveraging an account-based sales team with demonstrated success in LTC, positioning ZUNVEYL with Medicare payors, and developing strategic and clinical partnerships with consultant pharmacists and long-term care pharmacies. We have set the Wholesale Acquisition Cost (WAC) for its latest therapeutic product at $749 per month. This pricing reflects our commitment to balancing patient access with the value of innovative healthcare solutions. By establishing a competitive WAC price, we aim to enhance affordability and ensure patients can benefit from our advanced treatment options. Patients’ out-of-pocket cost for treatment with ZUNVEYL will depend on their length of treatment and their insurance. We have three additional pre-clinical development programs: ZUNVEYL in combination with memantine for the treatment of moderate-to-severe Alzheimer’s disease, ALPHA-1062 sublingual formulation, ALPHA-1062 intranasal (“ALPHA-1062IN”) formulation for the treatment of cognitive impairment with mild traumatic brain injury (mTBI; otherwise known as concussion) and ALPHA-0602, ALPHA-0702 & ALPHA-0802, also referred to as ‘Progranulin’ and ‘Progranulin GEM’s’, for the treatment of neurodegenerative diseases including amyotrophic lateral sclerosis, otherwise known as ALS or Lou Gehrig’s disease and spinal muscular atrophy (SMA).

ZUNVEYL, is a patented new innovative product being developed as a next generation acetylcholinesterase inhibitor for the treatment of Alzheimer’s disease, with expected minimal gastrointestinal side effects. ZUNVEYL’s active metabolite is differentiated from donepezil and rivastigmine in that it binds neuronal nicotinic receptors, most notably the alpha-7 subtype, which is known to have a positive effect on cognition. ZUNVEYL is in pre-clinical development in combination with memantine to treat moderate to severe Alzheimer’s disease, in pre-clinical development with sublingual formulation for patients suffering from dysphagia, and ALPHA-1062IN is intended to be out-licensed for pre-clinical development to study an intranasal formulation for cognitive impairment with mTBI.

Our other pre-clinical stage assets include ALPHA-0602, ALPHA-0702 & ALPHA-0802 (Progranulin and Progranulin GEM’s), which are expressed in several cell types in the central nervous system and in peripheral tissues, promotes cell survival, regulates certain inflammatory processes, and play a significant role in regulating lysosomal function and microglial responses to disease. Its intended use for the treatment of neurodegenerative diseases has been patented by us and ALPHA-0602 has been granted an Orphan Drug Designation for the treatment of ALS by the FDA. Orphan Drug Designation was provided for ALPHA-0602 by the Office of Orphan Drug Products, FDA on February 2020 based on the Federal Food Drug, and Cosmetic Act, whereby the ALPHA-0602 met the criteria designated in Section 526 of such Act. For a further description see the section entitled “Business - Government Regulation - Orphan Drug Designation”. The Orphan Drug Designation allows for exclusivity provisions provided the drug is approved first for indication: treatment of amyotrophic lateral sclerosis ALPHA-0702 and ALPHA-0802 are Granulin Epithelin Motifs, (“GEMs”), derived from full length progranulin which have therapeutic potential across multiple neurodegenerative diseases. GEMs have been shown to be important in regulating cell growth, survival, repair, and inflammation. ALPHA-0702 and ALPHA-0802 are designed to deliver this with potentially lower toxicity, and greater therapeutic effect. As the assets are pre-clinical assets and do not add material value to our business, we will not develop these assets further and instead will seek to out-license the assets to interested third parties. Given the early stage of discussion with third parties, we cannot assess value to a license agreement.

We are the parent company of Alpha Cognition Canada Inc. (“Alpha Canada” or “ACI Canada”) which is the parent company of Alpha Cognition USA Inc. (“ACI USA”). As of May 1, 2023, our common shares commenced trading on the CSE under the symbol “ACOG”, previously our shares were traded on the TSX-V until April 28, 2023, when we had them delisted. As of November 12, 2024, our common shares commenced trading on The Nasdaq Capital Market under the symbol “ACOG”. We were voluntarily delisted from the CSE and OTCQB on December 17, 2024.

Risk Factors

Our operations and financial results are subject to various risk and uncertainties. Before deciding to invest in our securities, you should carefully consider the factors described under “Risk Factors” beginning on page 7 of this prospectus, as well as the other information included elsewhere in this prospectus, and the risk factors described under “Part I, Item 1A. Risk Factors” in our most recent Annual Report on Form 10-K and in any subsequently-filed Quarterly Reports on Form 10-Q, and those contained in our other filings with the SEC that are incorporated by reference in this prospectus. Any of the foregoing risk factors could adversely affect our business, results of operations, financial condition and prospects. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also adversely affect our business operations.

Implications of Being an Emerging Growth Company

As a company with less than $1.235 billion in revenues during our last fiscal year, we qualify as an emerging growth company as defined in the Jumpstart Our Business Startups Act, or the JOBS Act, enacted in 2012. As an emerging growth company, we expect to take advantage of reduced reporting requirements that are otherwise applicable to public companies. These provisions include, but are not limited to:

●	being permitted to present only two years of audited financial statements, in addition to any required unaudited interim financial statements, with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure in this prospectus;

●	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as amended;

●	reduced disclosure obligations regarding executive compensation in our periodic reports, proxy statements and registration statements;

●	exemption from certain executive compensation disclosure provisions requiring a pay-for-performance graph and CEO pay ratio disclosure; and

●	exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

We elected to take advantage of all of these reduced reporting requirements and exemptions, including the longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act. Our election to use the phase-in periods may make it difficult to compare our financial statements to those of non-emerging growth companies and other emerging growth companies that have opted out of the phase-in periods under §107 of the JOBS Act.

Implications of Being a Smaller Reporting Company

Rule 12b-2 of the Exchange Act defines a “smaller reporting company” as an issuer that is not an investment company, an asset-backed issuer, or a majority-owned subsidiary of a parent that is not a smaller reporting company and that:

●	had a public float of less than $250 million as of the last business day of its most recently completed second fiscal quarter, computed by multiplying the aggregate worldwide number of shares of its voting and non-voting common equity held by non-affiliates by the price at which the common equity was last sold, or the average of the bid and asked prices of common equity, in the principal market for the common equity; or

●	in the case of an initial registration statement under the Securities Act, or the Exchange Act of 1934, as amended, which we refer to as the Exchange Act, for shares of its common equity, had a public float of less than $250 million as of a date within 30 days of the date of the filing of the registration statement, computed by multiplying the aggregate worldwide number of such shares held by non-affiliates before the registration plus, in the case of a Securities Act registration statement, the number of such shares included in the registration statement by the estimated initial public offering price of the shares; or

●	in the case of an issuer whose public float as calculated under the previous two bullet points was zero or less than $700 million, had annual revenues of less than $100 million during the most recently completed fiscal year for which audited financial statements are available.

We believe that we are a smaller reporting company, and as such that we will not be required and may not include a Compensation Discussion and Analysis section in our proxy statements; we will provide only two years of financial statements; and we need not provide the table of selected financial data. We also will have other “scaled” disclosure requirements that are less comprehensive than issuers that are not smaller reporting companies. These “scaled” disclosure requirements may make our securities less attractive to potential investors, which could make it more difficult for our security holders to sell their securities.

Recent Developments

●	On March 19, 2025, the Company announced the official commercial launch of ZUNVEYL.

●	On January 14, 2025, the Company announced the strategic appointments of Jen Pesa, Vice President of Commercial; Jack Kelly, Head of Market Access; Rommel Fernandez, Vice President of Corporate Strategy and Operations; and Kurt Grady, Vice President of Medical Affairs. These hires mark significant milestones in building Alpha Cognition’s commercial and medical teams.

●	On January 8, 2025, the Company announced an exclusive licensing agreement with China Medical System Holdings Limited (CMS) for the development, manufacturing and commercialization of ZUNVEYL (benzgalantamine) in Asia (excluding Japan), Australia and New Zealand. ZUNVEYL is a next generation acetylcholinesterase inhibitor approved in the US for the treatment of mild-to-moderate Alzheimer’s disease. Terms of the agreement total $44 million, which includes $6 million in total upfront payments split into tranches and development and commercial milestone payments. Additionally, ACI is eligible to receive royalties on net sales of ZUNVEYL in Asia (excluding Japan), Australia and New Zealand. CMS will be responsible for the regulatory, development, manufacturing, and commercialization of ZUNVEYL in the licensed territories.

NASDAQ Listing and Reverse Stock Split

On November 12, 2024, our common shares began trading on the Nasdaq Capital Market under the symbol “ACOG”.

On November 5, 2024, we completed a reverse stock split of our common shares with a stock split ratio of 1-for-25 (“Reverse Stock Split”). The Reverse Stock Split is intended to allow us to meet the minimum share price requirement of the Nasdaq Capital Market.

Except as otherwise indicated, all references to our common shares, share data, per share data and related information depict the effect of the Reverse Stock Split as if it had occurred at the beginning of the earliest period presented. The Reverse Stock Split combined each twenty five shares of our outstanding common shares into one common share, without any change in the par value per share which will remain no par value, and the Reverse Stock Split correspondingly adjusted, among other things, the number of common shares issuable upon exercise of outstanding options and warrants and the exercise price of such options and warrants and shares issuable upon conversion of preferred stock and other convertible securities. No fractional shares will be issued in connection with the Reverse Stock Split, and any fractional shares resulting from the Reverse Stock Split were rounded to the nearest whole share.

Corporate Information

Our principal office is located at 1452 Hughes Rd., Ste 200, Grapevine, Texas, 76051. Our registered and records office is located at 1200 - 750 West Pender Street, Vancouver, BC, V6C 2T8. Our phone number is 1-858-344-4375. Our website is www.alphacognition.com. We make available, free of charge, through our website, by way of a hyperlink to a third-party site that includes filings we make with the SEC website (www.sec.gov), our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports electronically filed or furnished pursuant to Section 15(d) of the Exchange Act. The information contained on, connected to or that can be accessed via our website is not, and shall not be deemed to be incorporated by reference into this prospectus. In addition, the public may read and copy any materials we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington D.C., 20549. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330.

Additional Information

You should rely only on the information contained in this prospectus or incorporated herein by reference. We have not authorized anyone to provide you with additional information or information different from that contained in this prospectus filed with the SEC or incorporated herein by reference. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are offering to sell, and seeking offers to buy, the common shares and pre-funded warrants only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this document, regardless of the time of delivery of this prospectus or any sale of the common shares and pre-funded warrants. Our business, financial condition, results of operations, and prospects may have changed since the date hereof.

THE OFFERING

Issuer	Alpha Cognition Inc.

Common Shares Offered by the Selling Stockholders	2,375,735 common shares issuable upon exercise of outstanding common share purchase warrants

Common Shares Outstanding After Offering	18,395,522 common shares (assuming the issuance of all common shares registered for resale hereunder upon exercise of outstanding warrants)

Use of Proceeds	We will not receive any proceeds from the sale of the common shares being offered for sale by the selling stockholders.

Plan of Distribution	The selling stockholders may sell all or a portion of the shares of common stock beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. Registration of the common stock covered by this prospectus does not mean, however, that such shares necessarily will be offered or sold. See the section entitled “Plan of Distribution.”

Dividend Policy	We have paid no dividends on the common shares to date, and we do not expect to pay dividends on our common shares in the foreseeable future.

Listed and Trading Symbol	Our common shares are currently traded on the Nasdaq under the symbol “ACOG” and, prior to November 12, 2024, were quoted for trading on the OTCQB under the symbol “ACOGF.” Our common shares were previously traded on the CSE, but were voluntarily delisted from the CSE on December 17, 2024.

Transfer Agent and Registrar	Computershare Investor Services Inc.

Risk Factors	You should carefully read and consider the information set forth under the heading “Risk Factors” and all other information set forth in this prospectus before deciding to invest in our common shares, pre-funded warrants, and warrants.

Tax Considerations	Please read “Material Canadian Federal Income Tax Considerations” and “Certain Material United States Federal Income Tax Considerations.”

Reverse Stock Split	On November 5, 2024, we completed the Reverse Stock Split of the outstanding common shares in a ratio of 1-for-25, i.e., each twenty five outstanding common shares were combined into one common share. The reverse stock split was approved by our Board of Directors. Except as otherwise indicated, all references to our common shares, share data, per share data and related information depict the Reverse Stock Split in a ratio of 1-for-25 as if it had occurred at the beginning of the earliest period presented.

The number of shares of our common stock to be outstanding is based on 16,019,787 common shares outstanding as of June 27, 2025 and excludes as of such date:

●	3,635,962 common shares issuable upon exercise of outstanding warrants with an average weighted exercise price of $7.37;

●	316,655 common shares issuable upon conversion of Class B Preferred Series A Shares;

●	746,240 common shares underlying options granted under our equity plans, exercisable at an average weighted exercise price of $4.50 per share; and

●	258,362 common shares underlying performance options granted under our equity plans, exercisable at an average weighted exercise price of $0.22 per share.

Unless otherwise indicated, all information in this prospectus assumes no exercise of the underwriters’ option to purchase additional securities from us and that no investor elects to purchase pre-funded warrants in lieu of common shares.

SUMMARY CONSOLIDATED FINANCIAL DATA

The following tables set forth a summary of the historical audited consolidated financial data of Alpha Cognition as at and for the fiscal years ended December 31, 2024 and 2023 and the historical unaudited consolidated condensed financial data of Alpha Cognition as at and for the three month periods ended March 31, 2025 and 2024. The historical summary consolidated financial data set forth in the following tables has been derived from Alpha Cognition’s consolidated financial statements incorporated by reference in this prospectus. In our opinion, the unaudited interim consolidated financial statements have been prepared on a basis consistent with our audited consolidated financial statements and, in our opinion, contain all adjustments, consisting only of normal and recurring adjustments, necessary for a fair presentation of such interim financial statements. You should read this data together with Alpha Cognition’s consolidated financial statements and the related notes incorporated by reference in this prospectus. Alpha Cognition’s historical results are not necessarily indicative of our future results.

Condensed Consolidated Statements of Operations and Comprehensive Loss:

(expressed in United States Dollars)

	(Unaudited) Three months ended March 31,		Year ended December 31,
	2025	2024	2024	2023
Total revenue	$2,928,654	--	--	--

Total costs and expenses	$6,615,086	$4,411,518	$11,860,655	$9,938,093

Loss before other income (expenses)	$(3,686,432)	(4,411,518)	(11,860,655)	(9,938,093)
Total other income (expense)	1,679,889	(591,193)	(2,776,210)	(3,825,565)
Net Loss	(2,006,543)	(5,002,711)	(14,636,865)	(13,763,658)
Currency translation adjustment	—	--	--	(19,573)
Comprehensive loss	$(2,006,543)	$(5,002,711)	$(14,636,865)	$(13,783,231)

Net loss per share, basic and diluted	$(0.13)	$(0.87)	$(2.02)	$(3.84)
Weighted average shares to compute net loss per share, basic and diluted	16,019,787	5,744,639	7,247,864	3,585,440

Selected Consolidated Balance Sheet Data

(expressed in United States Dollars)

	(Unaudited) March 31,	December 31,
	2025	2024	2023
Cash and cash equivalents	$45,527,197	$48,546,210	$1,404,160
Total current assets	$48,118,956	$50,251,178	$1,918,439
Total assets	$48,608,419	$50,736,938	$2,452,170
Current liabilities	$2,807,397	$3,350,752	$2,615,993
Total long-term liabilities	$4,989,147	$5,923,141	$4,539,872
Total stockholders’ equity (deficiency)	$40,811,875	$41,463,045	$(4,703,695)
Total liabilities and stockholder’s equity (deficiency)	$48,608,419	$50,736,938	$2,452,170

RISK FACTORS

Investing in our securities involves a risk of loss. Before investing in our securities, you should carefully consider the risk factors described under “Risk Factors” in our Annual Report on Form 10-K filed with the SEC for the most recent year, in any applicable prospectus supplement and in our filings with the SEC, including our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, together with all of the other information included in this prospectus and any prospectus supplement and the other information incorporated by reference herein and therein. These risks are not the only ones facing us. Additional risks not currently known to us or that we currently deem immaterial also may impair or harm our business and financial results. Statements in or portions of a future document incorporated by reference in this prospectus, including, without limitation, those relating to risk factors, may update and supersede statements in and portions of this prospectus or such incorporated documents. Please also refer to the section entitled “Special Note Regarding Forward-Looking Statements.”

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, and the documents incorporated by reference herein, contain certain “forward-looking statements” within the meaning of Section 27A of the Securities Act, Section 21E of the Exchange Act and the Private Securities Litigation Reform Act of 1995, and are based on management’s current expectations. These forward-looking statements can be identified by the use of forward-looking terminology, including, but not limited to, “believes,” “may,” “will,” “would,” “should,” “expect,” “anticipate,” “seek,” “see,” “confidence,” “trends,” “intend,” “estimate,” “on track,” “are positioned to,” “on course,” “opportunity,” “continue,” “project,” “guidance,” “target,” “forecast,” “anticipated,” “plan,” “potential” and the negative of these terms or comparable terms.

Various factors could adversely affect our operations, business or financial results in the future and cause our actual results to differ materially from those contained in the forward-looking statements, including those factors discussed under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” or otherwise discussed in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, and in our other filings made from time to time with the SEC after the date of this prospectus.

For additional information about factors that could cause actual results to differ materially from those described in the forward-looking statements, please see the documents that we have filed with the SEC, including our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other documents and reports filed from time to time with the SEC.

All subsequent forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We are not under any obligation to, and expressly disclaim any obligation to, update or alter any forward-looking statements whether as a result of such changes, new information, subsequent events or otherwise.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the shares of our common stock being offered for sale by the selling stockholders.

PLAN OF DISTRIBUTION

The selling stockholders selling common shares previously issued, may, from time to time, sell, transfer or otherwise dispose of any or all of their common shares on any stock exchange, market or trading facility on which the common shares are traded or in private transactions. The selling stockholders may sell their common shares pursuant to this prospectus at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The selling stockholders may use any one or more of the following methods when disposing of shares or interests therein:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	short sales;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

●	a combination of any such methods of sale; and

●	any other method permitted pursuant to applicable law.

In connection with the sale of our common shares, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common shares in the course of hedging the positions they assume. The selling stockholders may also sell our common shares and deliver these securities to close out their short positions. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling stockholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. Each of the selling stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering.

The selling stockholders and any underwriters, broker-dealers or agents that participate in the sale of the common shares may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling stockholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

To the extent required, the common shares to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the common shares may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common shares may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the selling stockholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.

We have agreed with the selling stockholders to keep the registration statement of which this prospectus constitutes a part effective until such time as the shares offered by the selling stockholders have been effectively registered under the Securities Act and disposed of in accordance with such registration statement, the shares offered by the selling stockholders have been disposed of pursuant to Rule 144 under the Securities Act or the shares offered by the selling stockholders may be resold pursuant to Rule 144 without restriction or limitation or another similar exemption under the Securities Act.

DESCRIPTION OF CAPITAL STOCK

Common Shares

Our authorized capital consists of an unlimited number of Common Shares without par value, an unlimited number of Class A restricted voting shares (“Restricted Shares”) and an unlimited number of Class B Preferred Series A shares (“Preferred Shares”). As of June 27, 2025, there were 16,019,787 common shares issued and outstanding and 316,655 Preferred Shares issued and outstanding.

There are options outstanding to purchase up to 2,054,121 common shares at an average weighted exercise price of $5.32. There are warrants outstanding to purchase up to 3,635,962 common shares at an average weighted exercise price of $7.37. There are performance shares outstanding to purchase up to 265,642 common shares at an exercise price of $0.22. Holders of Common Shares are entitled to one vote per Common Share at all meetings of shareholders, to receive dividends as and when declared by our Board of Directors (the “Board”) and to receive a pro rata share of our available for distribution to the shareholders in the event of the liquidation, dissolution or winding-up of our business. There are no pre-emptive, conversion or redemption rights attached to the Common Shares.

Holders of Common Shares do not have cumulative voting rights. Therefore, holders of a majority of the Common Shares voting for the election of directors can elect all of the directors. Holders of the Common Shares representing 331/3% the voting power of the capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of holders of Common Shares. A vote by two-thirds of the votes cast on a resolution are required to effectuate certain special resolutions at our annual general meeting. There are no provisions for sinking or purchase funds, for permitting or restricting the issuance of additional securities and any other material restrictions, and for requiring a holder of Common Shares to contribute additional capital.

Class A Restricted Voting Shares

We issued Restricted Shares to certain holders of common shares of Alpha Canada who are resident in the United States in connection with our Business Combination to allow us to maintain our status as a Foreign Private Issuer. As of January 1, 2023, we no longer qualify as a Foreign Private Issuer. On August 29, 2023, we converted all 280,000 outstanding Restricted Shares to Common Shares by resolution of the Board. There are currently no Restricted Shares issued and outstanding. The class of Restricted Shares differs from the Common Shares in that they do not entitle the holder to exercise voting rights in respect of our election of directors.

The Restricted Shares include the following restrictions, conditions and limitations:

1)	The holders of the Restricted Shares are entitled to receive notice of and attend all meetings of our shareholders and are entitled to vote at meetings of the holders of Common Shares, except those holders of Restricted Shares are not entitled to vote for the election or removal of our directors.

2)	The holders of Restricted Shares are entitled to receive dividends as and when declared by the Board, provided that no dividend may be declared or paid in respect of Restricted Shares unless concurrently therewith the same dividend is declared or paid on the Common Shares.

3)	The holders of Restricted Shares are entitled, in the event of any liquidation, dissolution or winding-up, whether voluntary or involuntary, or any other distribution of our assets among our shareholders for the purpose of winding up our affairs, to share ratably, together with the holders of the Common Shares, in such assets as are available for distribution.

[3]	NTD: Values pulled from Q1 10-Q. Company to review and confirm.

4)	Restricted Shares may only be transferred pursuant to an offer to purchase Restricted Shares made to all of the holders of the Restricted Shares.

5)	If an offer is made to purchase all or substantially all of the Common Shares, each Restricted Share shall be deemed converted into one Common Share concurrent with closing of the offer.

Each Restricted Share may be convertible into one Common Share at the option of the holder of the Restricted Share at any time: (i) if we enter into a binding agreement that would result in a change of control; or (ii) if a meeting of shareholders is called to elect directors who are not our nominees or management or if a meeting of shareholders is called at which a contested election of directors will be considered.

Class B Preferred Series A Shares

The Class B Preferred Series A Shares were issued to certain founders of Alpha Canada in connection with our Business Combination.

The Class B Preferred Series A Shares include the following restrictions, conditions and limitations:

(1)	The Class B Preferred Series A Shares have a deemed issue price of $6.25 (“Deemed Issue Price”).

(2)	The holders of the Class B Preferred Series A Shares will be entitled to receive notice of and attend all meetings of our shareholders and will be entitled to vote at meetings of the holders of Common Shares. The holders of Class B Preferred Series A Shares will vote together with holders of Common Shares and Restricted Shares as a single class.

(3)	The holders of Class B Preferred Series A Shares will be entitled to receive dividends as and when declared by the Board. The Class B Preferred Series A Shares rank in priority to the Common Shares and Restricted Shares for payment of dividends. Dividends on the Class B Preferred Series A Shares are non-cumulative. If the holders of the Class B Preferred Series A Shares receive dividends in an aggregate amount equal to or greater than the Deemed Issue Price, the Class B Preferred Series A Shares shall be automatically converted to Common Shares.

(4)	In the event of any liquidation, dissolution or winding up of the business, whether voluntary or involuntary, the holders of the Class B Preferred Series A Shares shall be entitled to receive out of the assets and funds of the business, prior and in preference to any distribution of any our assets or funds to the holders of the Common Shares and Restricted Shares, an amount per Preferred Share equal to two times the Deemed Issue Price of the Class B Preferred Series A Shares (as appropriately adjusted for any stock dividends, combinations or splits) plus all accrued or declared but unpaid dividends on such Class B Preferred Series A Shares (the “Liquidation Preference”). After payment in full of the Liquidation Preference has been made to the holders of the Class B Preferred Series A Shares, all our remaining assets and funds legally available for distribution shall be distributed ratably among the holders of the Class B Preferred Series A Shares, Common Shares and Restricted Shares. Upon payment of the Liquidation Preference, each Class B Preferred Series A Shares will convert into one Common Share.

(5)	Each Class B Preferred Series A Shares shall, at the option of the holder, be convertible into Common Shares at the rate of one Common Share for each Preferred Share. All of the Class B Preferred Series A Shares will be automatically converted to Common Shares if any of the following events occur:

(a)	upon the completion of an initial public offering, or a reverse take-over with a qualifying secondary offering, pursuant to which the Common Shares are listed for trading on the New York Stock Exchange, NYSE Amex, the NASDAQ National Market or SmallCap Quotation System or a successor to any of the foregoing, raising at least $40 million, and a price per share which values our business at $160 million or more, prior to listing;

(b)	a third party makes a bona fide offer to acquire 100% of the Common Shares, or execute a merger or amalgamation in which effective control of the Company is transferred, and such offer has been approved by our Board and our shareholders, such that shareholders receive proceeds from the transaction of at least $160 million in the form of shares or cash or a combination of both;

(c)	a third party makes a bona fide offer to acquire all or substantially all of our assets, for sale proceeds of at least $180 million and such offer has been approved by the Board and our shareholders, and provided that the shareholders on closing receive proceeds from the transaction by way of dividend and return of capital or otherwise of at least $160 million; or

(d)	a third party makes a bona fide offer to acquire certain specific asset(s), for sale proceeds of at least $180 million, and provided that the provision of subsection (c) is not triggered, and such offer has been approved by the Board and provided that the shareholders on closing receive proceeds from the transaction by way of dividend, return of capital or otherwise of at least $160 million,

If the Class B Preferred Series A Shares are subject to automatic conversion as a result of the occurrence of one of the above events, prior to such conversion they shall be entitled to receive a dividend per Preferred Share equal to the Deemed Issue Price.

Listing

Our common stock is listed on the Nasdaq under the symbol “ACOG.”

Transfer Agent and Registrar

The transfer agent and registrar for our common shares is Computershare Investor Services Inc. with its principal office at 510 Burrard Street, 3rd Floor, Vancouver, British Columbia V6C 3B9.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table provides details of compensation plans under which our equity securities are authorized for issuance as of December 31, 2023. A description of the significant terms of each of our equity compensation plans of follows the table below:

The following table provides details of compensation plans under which equity securities of Alpha Cognition are authorized for issuance as of December 31, 2024. A description of the significant terms of each of the equity compensation plans of Alpha Cognition follows the table below:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted- average exercise price of outstanding options, warrants and rights(1) (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by securityholders(2)(3)(4)(5)	1,064,574	$3.50	2,202,714
Equity compensation plans not approved by securityholders	—	$—	—
Total	1,064,574	$3.50	2,202,714

Notes:

(1)	The exercise price for some options and Performance Shares is expressed in United States dollars.

(2)	The total number of securities which may be issued under the 2023 Plan is, at any time, 20% of the Company’s issued and outstanding Common Shares and Restricted Shares at such time. As of December 31, 2024, the Company has a total of 16,019,787 Common Shares and no Restricted Shares issued and outstanding.
(3)	178,632 Common Share options are issued and remain outstanding under the 2022 Stock Option Plan, at an average exercise price of $4.96 per share.
(4)	1,875,489 Common Share options are issued and remain outstanding under the 2023 Stock Option Plan, at an average exercise price of $4.25 per share.
(5)	265,642 Performance Options are issued and remain outstanding at an exercise price of $0.25 per share. These Performance Options were issued pursuant to the legacy compensation plan .

Stock option plans and other incentive plans

On June 19, 2025, our stockholders approved and adopted our 2025 Stock and Incentive Plan (the “New Incentive Plan”). The purpose of the New Incentive Plan is to promote the interests of the Company and its Shareholders by aiding the Company in attracting and retaining employees, officers, consultants, advisors, and non-employee directors capable of assuring the future success of the Company, to offer such persons incentives to put forth maximum efforts for the success of the Company’s business and to compensate such persons through stock-based awards and provide them with opportunities for stock ownership in the Company, thereby aligning the interests of such persons with the Shareholders.

The New Incentive Plan authorizes the compensation committee of the Board or such other committee designated by the Board to administer the New Incentive Plan to provide equity based compensation in the form of stock options, stock appreciation rights, restricted stock, restricted stock units, dividend equivalents, or other stock-based awards.

With the adoption of the New Incentive Plan, there will no longer be any grants under our existing 2022 Option Plan and 2023 Stock Option Plan, though existing grants under the prior plans will remain in effect in accordance with the terms of the applicable plan.

Exchange Controls

There are no governmental laws, decrees or regulations in Canada that restrict the export or import of capital, including foreign exchange controls, or that affect the remittance of dividends, interest or other payments to non-resident holders of the securities of Alpha Cognition, other than Canadian withholding tax. See “Material Canadian Federal Income Tax Considerations” below.

Registration Rights

Private Placement of Units

Pursuant to the Private Placement Subscription Agreement for Securities pursuant to which we sold the Units, we also granted the investors certain piggy-back registration rights, pursuant to which, for a period of one (1) year following the closing the private placement, if the Company’s files a registration statement under the Securities Act registering a public offering of its common shares (including common shares issuable upon conversion or exercise of other securities), the Company shall promptly give written notice of such proposed registration to all holders of common shares issued as part of the Q2 2023 PP or holders of common shares underlying warrants issued in the Q2 2023 PP and offer to include such common shares in the registration statement for resale by such holders. Each holder has ten (10) days from receipt of such notice to request that the Company include their shares in the registration statement for resale.

Upon receipt of a notice to participate from a holder, the Company agreed to use best efforts to cause all such common shares to be registered in the registration statement, to bring such registration statement effective and to maintain the effectiveness of the registration statement for a period of nine months.

Pursuant to an agreement signed by the selling stockholders in March and April 2024, certain warrantholders agreed to waive their registration rights in relation to the common shares underlying warrants issued in the Q2 2023 PP through March 31, 2025. The Company has agreed that on or prior to March 31, 2025, the Company will file a registration statement registering the resale of the common shares underlying the warrants issued in the Q2 2023 PP.

We have also agreed with Spartan and certain of its affiliates to register certain of the compensation shares granted to them in relation to the Q2 2023 PP. The Company has agreed that on or prior to March 31, 2025, the Company will file a registration statement registering the resale of the remaining compensation shares granted to Spartan and its affiliates in relation to the Q2 2023 PP.

Convertible Note Offering

Pursuant to the Company’s placement of Convertible Notes and related warrants, the Company granted registration rights pursuant to a registration rights agreement dated September 24, 2024. Under the registration rights agreement the Company agreed to file within 30 days of September 24, 2024, a registration statement on Form S-3 (or other available form) registering for resale by the purchasers of the Convertible Notes, the common shares issueable upon conversion of the Convertible Notes and upon exercise of the warrants accompanying the Convertible Notes. On October 16, 2024, the Company filed a resale registration statement registering for resale 866,716 common share issuance upon conversion of the Convertible Notes and exercise of the warrants for resale by the selling stockholder named therein. The Company may be required to file a post-effective amendment to the resale registration statement to register additional common shares for resale by the selling stockholders named therein to register: (i) 215,403 common shares underlying warrants issuable to such selling stockholders upon completion of a Qualified Offering (as described above), (ii) additional common shares held by such selling stockholders upon mandatory conversion of the Convertible Notes upon the closing of a Qualified Offering if the offering price per share in the Qualified Offering is less than the conversion price of the Convertible Notes and (iii) additional common shares underlying any warrants issued to the selling stockholders as a result of the mandatory conversion of the Convertible Notes upon the closing of a Qualified Offering.

DESCRIPTION OF PRIVATE PLACEMENTS

Private Placements

Q1 2023 PP

In February and March of 2023, the Company issued 949,906 private placement units at a price of CAD$6.375 for total proceeds of $4,506,055 (CAD$6,055,650) with each unit consisting of one Common Share and one warrant exercisable at a price of CAD$9.75 per warrant for a term of five years from the closing date (“Q1 2023 PP”). In connection with the Q1 2023 PP, the Company also issued 85,183 Common Shares and 12,986 agents warrants. Each agent warrant is exercisable into one Common Share of the Company at an exercise price of CAD$9.75 for a term of 5 years.

Q2 2023 PP

On May 30, 2023, the Company announced a best-efforts private placement offering of up to $6,500,000 of units at the initial pricing of $5.50 per unit (“Q2 2023 PP”). Each unit consisted of one common share either one or one-half of a warrant, depending on the closing date. Each whole warrant entitles the holder to purchase an additional common share of the Company at the initial pricing of $7.75 per share for a period of three years from the closing date. The aggregate proceeds were subject to increase by 30% to accommodate any overallotment.

The Company also entered into an Investment Banking Agreement (“IBA”) with Spartan Securities LLC (“Spartan”) pursuant to which Spartan acted as agent on a best-efforts basis in connection with the Q2 2023 PP. In accordance with the Q2 2023 PP, the Company agreed to pay Spartan cash commissions of 10% of the gross proceeds, issue Spartan finder’s warrants equal to 10% of the number of the warrants issued to investors, in each case excluding investors on the Company’s president’s list and pay Spartan a non-accountable expense fee equal to 5% of the gross proceeds of the Q2 2023 PP excluding the president’s list.

The Following table summarizes the Q2 2023 PP closing activity:

Date Issued	Tranche	# Units Issued at $5.50 per share	Gross Proceeds	# of Warrants issued at $7.75 per Warrant	Cash Commissions Paid(2)	Agent Warrants Issued(1)	Warrant Expiry date
August 31, 2023	Tranche 1	244,562	$1,345,093	122,284	$180,051	10,912	August 31, 2026
October 16, 2023	Tranche 2	63,873	$351,303	31,937	$51,600	3,127	October 16, 2026
November 8, 2023	Tranche 3	183,636	$1,009,999	91,818	$151,500	9,182	November 8, 2026
December 22, 2023	Tranche 4	365,661	$2,011,137	365,659	$238,515	28,911	December 22, 2026
January 19, 2024	Tranche 5	678,630	$3,732,469	678,626	$391,178	41,493	January 19, 2027
Totals		1,536,362	$8,450,000	1,290,324	$1,012,844	93,625

(1)	Each warrant is exercisable at $7.75 per warrant.

(2)	On November 8, 2023, the Company also paid a consulting fee of US$160,000 pursuant to the Spartan Consulting Agreement. In January 2024 the Company also paid a consulting fee of US$320,000 and issued 582,331 common shares to Spartan pursuant to a consulting agreement. The Company also paid to certain finders aggregate cash commission of US$48,858, being 6% of the gross proceeds raised under the offering from investors introduced to the Company by such finders.

SELLING STOCKHOLDERS

The common shares being offered by the selling stockholders are those previously issued to the selling stockholders in the Company’s Q1 2023 PP and Q2 2023 PP. We are registering the common shares in order to permit the selling stockholders to offer the shares for resale from time to time. Except for the ownership of the common shares or in the footnotes to the table below, the selling stockholders have not had any material relationship with us within the past three years.

The table below lists the selling stockholders and other information regarding the beneficial ownership of the shares of common stock by each of the selling stockholders in the footnotes thereto. The second column lists the number of shares of common stock beneficially owned by each selling stockholder, based on its ownership of the shares of common stock and any other securities exercisable for or convertible into shares of common stock, as of June 27, 2025, assuming exercise or conversion of such securities held by the selling stockholders on that date. The third column lists the common shares being offered by this prospectus by the selling stockholders. The fourth column assumes the sale of all of the common shares offered by the selling stockholders pursuant to this prospectus.

The selling stockholders may sell all, some or none of their shares in this offering. See the section entitled “Plan of Distribution”.

Name of Selling Stockholder	Number of Common Shares Owned Prior to Offering(1)	Maximum Number of Common Shares be Sold Pursuant to this Prospectus(1)	Number of Common Shares Owned After the Offering	Percentage of Common Shares Owned After the Offering(2)
Dean Campbell(3)	24,153	19,608	4,545	*
Luke Rains(4)	43,761	28,699	15,062	*
Rotorua Partners L.P.(5)	354,241	132,963	221,278	1.4%
The Michael and Sherri McFadden Family Trust, Michael McFadden and Sherri McFadden, Trustees(6)	205,130	2,728	202,402	1.26%
Vincent Persiani(7)	14,000	7,000	7,000	*
T Horan Descendants Trust; Timothy Horan Jr. Trustee(8)	36,000	18,000	18,000	*
Thomas Fish(9)	36,364	18,182	18,182	*
LOHAD Partners LP(10)	39,262	19,631	19,631	*
John Aksak(11)	46,081	21,904	24,177	*
George E. Berkey (12)	8,413	3,229	5,184	*
Spartan Capital Securities LLC(13)	106,611	106,611	0	*
Donald R. Crowley(14)	80,000	40,000	40,000	*
Dr. James G. Diemert(15)	13,182	5,000	8,182	*
Kenneth Williamson(16)	13,636	5,454	8,182	*
Calvin Wilbanks(17)	20,000	10,000	10,000	*
Willis Welch(18)	33,367	14,809	18,558	*
George Townsend Jr.(19)	40,000	20,000	20,000	*
William Strawbridge(20)	11,364	5,000	6,364	*
Dr. Vijay Singh(21)	265,352	123,585	141,767	*
John Geddes Parson(22)	27,273	9,091	18,182	*
Ronald Papa(23)	40,000	20,000	20,000	*
Peter Ohler(24)	8,727	2,909	5,818	*
Steven Maass(26)	69,434	9,091	39,262	*
Charles Maass(27)	166,535	93,808	72,727	*
Bradley & Belinda Karp(29)	52,859	24,177	28,682	*
Stanley Kaplan(30)	12,000	6,000	6,000	*
Nutie Dowdle(31)	416,424	176,621	239,803	1.36%
Robert Forster(32)	30,170	15,085	15,085	*
Auxano Ventures LLC(33)	139,312	41,080	98,232	*

Name of Selling Stockholder	Number of Common Shares Owned Prior to Offering(1)	Maximum Number of Common Shares be Sold Pursuant to this Prospectus(1)	Number of Common Shares Owned After the Offering	Percentage of Common Shares Owned After the Offering(2)
D. Horan Descendants Trust, Timothy Horan Jr, Trustee(34)	36,000	18,000	18,000	*
Edwin W. Thomas(35)	26,500	5,500	21,000	*
Aaron David Bernard(36)	18,182	9,091	9,091	*
Albert & Heidi Gentile(37)	38,182	12,727	25,455	*
Aleksandr Simma(38)	6,364	2,727	3,637	*
Andrew I. Bern(39)	9,090	4,545	4,545	*
Angus J. Bruce(40)	3,636	1,818	1,818	*
Anthony Van Hoven(41)	27,273	9,091	18,182	*
Avantika Gahlot(42)	1,818	909	909	*
B Adrian and Larissa Kesala(43)	12,273	4,091	8,182	*
Bellal Joseph(44)	7,500	3,750	3,750	*
Beth Dryden(45)	10,182	5,091	5,091	*
Cedric C. Newberry(46)	1,818	909	909	*
Class Act Construction Inc.(47)	3,636	1,818	1,818	*
Cool Blue Capital Mgmt LLC(48)	90,910	45,455	45,455	*
David A. Dion(49)	7,200	3,600	3,600	*
Binsfeld Family Trust; Joseph Binsfeld Trustee(50)	5,454	2,727	2,727	*
Dean Greenwalt(51)	4,000	2,000	2,000	*
Dennis Pham(52)	6,363	2,727	3,636	*
Donald P. Sesterhenn(53)	26,449	12,088	14,361	*
Elvis Rizvic(54)	6,818	2,273	4,545	*
Emil J. Fanelli(55)	8,000	4,000	4,000	*
Eric J. Krupp(56)	5,454	2,727	2,727	*
Frederick Chevrolet of Lebanon(57)	27,273	9,091	18,182	*
Gallagher & Company P.A.(58)	36,363	13,636	22,727	*
Gardner Trust, Louise Ann Gardner Alger Trustee(59)	36,364	18,182	18,182	*
Gary D. Slette(60)	3,636	1,818	1,818	*
Gary Gilgore(61)	13,636	4,545	9,091	*
Gary L. Hadwin(62)	45,455	18,182	27,273	*
Gerald A Tomsic 1995 Trust; Gerald A. Tomsic Trustee(63)	4,091	1,364	2,727	*
Green Galaxy Homes Inc.(64)	9,090	4,545	4,545	*
Gregory Koepf(65)	9,090	4,545	4,545	*
Jack Cavin Holland 1979 Trust, Jack Cavin Holland Trustee(66)	32,727	12,727	20,000	*
Jason Pilnock(67)	27,272	13,636	13,636	*
Jeffrey F. Martin(68)	4,000	2,000	2,000	*
Jeffrey P Ferris(69)	36,364	18,182	18,182	*
John H Lindsell(70)	8,727	2,909	5,818	*
John M. Mills III(71)	15,909	6,818	9,091	*
John Plowden(72)	4,000	2,000	2,000	*
Jomar Management, Inc. DB Plan(73)	4,000	2,000	2,000	*
Jonathan P. Clark(74)	31,982	13,691	18,291	*
Joseph M Binsfeld(75)	3,636	1,818	1,818	*
Joseph M Diangelo(76)	6,818	2,272	4,546	*

Name of Selling Stockholder	Number of Common Shares Owned Prior to Offering(1)	Maximum Number of Common Shares be Sold Pursuant to this Prospectus(1)	Number of Common Shares Owned After the Offering	Percentage of Common Shares Owned After the Offering(2)
Joseph M. Kazickas(77)	12,518	5,123	7,395	*
Kadi Familty Trust, William and Sandra(78)	6,818	2,273	4,545	*
Kathryn M Parsons Family Trust/Chirlen’s Share(79)	36,364	18,182	18,182	*
Lawrence A. Cates(80)	27,272	13,636	13,636	*
Loana Services Inc. DB Plan(81)	4,000	2,000	2,000	*
Matthew T. Weinrich(82)	6,000	3,000	3,000	*
Michael A. Cates and Joan R. Cates(83)	3,636	1,818	1,818	*
Michael D. Dunham(84)	90,909	36,364	54,545	*
Michael Dreskin(85)	18,182	9,091	9,091	*
Monte D Anglin and Janet S Anglin(86)	6,363	2,727	3,636	*
Patrick L. Donohue(87)	18,000	9,000	9,000	*
Paul S. Hage(88)	6,546	2,182	4,364	*
Pavel Vodkin(89)	7,636	2,545	5,091	*
Phillip McCorkle(90)	5,454	2,727	2,727	*
Rakesh Saraiya(91)	8,637	3,182	5,455	*
Richard Roehl(92)	8,886	4,443	4,443	*
Roger Reer(93)	5,454	2,727	2,727	*
Shiblee H. Khondaker(94)	3,600	1,800	1,800	*
Shores Oil Company(95)	20,000	10,000	10,000	*
Stephen Glenn Dalton(96)	9,090	4,545	4,545	*
Stephen Mut(97)	4,091	1,364	2,727	*
Steven and Suzanne Nass(98)	7,272	3,636	3,636	*
The Berson Investment LLC(99)	13,636	4,545	9,091	*
The Investment Club Inc. DB Plan(100)	15,440	7,720	7,720	*
The Ostaff Family Revocable Trust Dtd 01-22-03, John and Rebecca Ostaff, Trustees(101)	18,182	9,091	9,091	*
Timothy J Gorman and Praphai W Gorman(102)	18,182	9,091	9,091	*
Trevor Bilicke(103)	36,364	18,182	18,182	*
Victor Brown(104)	6,818	2,273	4,545	*
Vincent Shoemaker(105)	13,636	4,545	9,091	*
Walter L. Burns and Penelope A.Burns(106)	20,000	10,000	10,000	*
William M. Ouzts(107)	2,000	1,000	1,000	*
Flying Ranch S. Trust(108)	42,162	21,081	21,081	*
Planet Ventures Inc. (109)	54,196	27,098	27,098	*
Pol Constant J. Rixhon(110)	8,000	4,000	4,000	*
Shane, Sailesh, Krishan and Kamlesh Thakrar(112)	3,636	1,818	1,818	*
Louis Peterson(113)	21,080	10,540	10,540	*
Winkleblack Family Revocable Trust, Charles E. Winkleblack, Trustee(114)	18,182	9,091	9,091	*
10511072 CANADA CORP(115)	664	332	332	*
2432692 ONTARIO INC116)	6,664	3,332	3,332	*
2703614 ONTARIO LTD(117)	664	332	332	*

Name of Selling Stockholder	Number of Common Shares Owned Prior to Offering(1)	Maximum Number of Common Shares be Sold Pursuant to this Prospectus(1)	Number of Common Shares Owned After the Offering	Percentage of Common Shares Owned After the Offering(2)
2608960 ONTARIO INC.(118)	664	332	332	*
Mervyn Simpson(119)	54,196	27,098	27,098	*
PI Financial Corp.(121)	271,840	135,920	135,920	*
Canaccord Genuity Corp.(122)	105,600	52,800	52,800	*
Christian Matthias Luz(123)	4,800	2,400	2,400	*
Eric Rosen(124)	2,920	1,460	1,460	*
Edward Mayerhofer(125)	5,600	2,800	2,800	*
Pathfinder Partners’ Fund(126)	94,118	47,059	47,059	*
Alphanorth Partners Fund Inc. (127)	48,000	24,000	24,000	*
Manchester Explorer, L.P.(128)	421,052	210,526	210,526	*
Timothy Horan, Jr.(129)	84,322	42,161	42,161	*
Maureen Walsh(130)	21,080	10,540	10,540	*
RYDOG IRREVOCABLE TRUST UA 12/30/2014(131)	21,052	10,526	10,526	*
Christopher Davis(132)	133,700	66,850	66,850	*
Sean Hirtle(133)	16,000	8,000	8,000	*
Chris Wardle(134)	91,680	45,840	45,840	*
Kathryn Mortimer(135)	16,000	8,000	8,000	*
Jason Grelowski(136)	16,000	8,000	8,000	*
Scott Koyich(137)	16,000	8,000	8,000	*
Paul Brennan(138)	16,000	8,000	8,000	*
Shane Meyers(139)	16,000	8,000	8,000	*
Dogma Holdings Inc.(140)	16,000	8,000	8,000	*
Dave Wardle Jr.(141)	12,400	6,200	6,200	*
Martin Gagel(142)	3,600	1,800	1,800	*
Tom Sego(143)	17,708	8,854	8,854	*
Michael Barza(144)	37,946	18,973	18,973	*
William Kadi(145)	10,540	5,270	5,270	*
TOTAL	5,227,157	2,375,735	2,851,422	15.5%

*	Less than 1%

(1)	Represents all shares offered by such Selling Stockholder under this prospectus and assumes the Selling Stockholder sells all shares.

(2)	Based on 16,019,787 common shares outstanding as of June 27, 2025.

(3)	The named individual is resident in Texas and exercises voting and dispositive power over the shares being offered under this prospectus. Beneficial ownership includes 19,608 common shares underlying warrants being registered for resale hereunder and 4,545 common shares.

(4)	The named individual is resident in Texas and exercises voting and dispositive power over the shares being offered under this prospectus. Beneficial ownership includes 28,699 common shares underlying warrants, all of which are being registered for resale hereunder, and 15,062 common shares.

(5)	Rotorua Partners L.P. is a limited partnership formed under the laws of Texas with its principal address at 21715 103rd Ave. Ct. E., Suite D403, Graham, WA 98338. Gary M. Gray the President of the named entity has sole voting and dispositive power over the shares being offered under this prospectus. Beneficial ownership includes 132,963 common shares underlying warrant all of which are being registered for resale hereunder, and 221,278 common shares.

(6)	The Michael and Sherri McFadden Family Trust is a trust, of which Michael McFadden and Sherri McFadden are trustees, formed in the state of Texas, with its principal address at 20073 Fiddler’s Green Rd, Frisco, TX 75036. Michael McFadden and Sherri McFadden as trustees of the trust have joint voting and dispositive power over the shares being offered under this prospectus. Beneficial ownership includes 2,728 common shares underlying warrants which are being registered for resale hereunder, 190,868 common shares underlying stock options held by Michael McFadden and 11,534 common shares. Michael McFadden is the Chief Executive Officer and a director of the Company and Sherri McFadden is his spouse.

(7)	The named individual is resident in Georgia and exercises voting and dispositive power over the shares being offered under this prospectus. Beneficial ownership includes 7,000 common shares underlying warrants, all of which are being registered for resale hereunder, and 7,000 common shares.

(8)	The T Horan Descendents Trust is a trust formed in the state of Texas, with its principal address at 3208 Greenlee Dr., Austin, TX 78703. Timothy Horan Jr. as trustee of the trust has sole voting and dispositive power over the shares being offered under this prospectus. Beneficial ownership includes 18,000 common shares underlying warrants, all of which are being registered for resale hereunder, and 18,000 common shares.

(9)	The named individual is resident in Texas and exercises voting and dispositive power over the shares being offered under this prospectus. Beneficial ownership includes 18,182 common shares underlying warrants, all of which are being registered for resale hereunder, and 18,182 common shares.

(10)	LOHAD Partners LP is a limited partnership formed under the laws of Texas with its principal address at 21715 103rd Ave. Ct. E., Suite D403, Graham, WA 98338. Gary M. Gray the President of the named entity has sole voting and dispositive power over the shares being offered under this prospectus. Beneficial ownership includes 19,631 common shares underlying warrants, all of which are being registered for resale hereunder, and 19,631 common shares.

(11)	The named individual is resident in New York and exercises voting and dispositive power over the shares being offered under this prospectus. Beneficial ownership includes 21,904 common shares underlying warrants being registered for resale hereunder and 24,177 common shares.

(12)	The named individual is resident in New York and exercises voting and dispositive power over the shares being offered under this prospectus. Beneficial ownership includes 3,229 common shares underlying warrants, all of which are being registered hereunder, and 5,184 common shares.

(13)	Spartan Capital Securities, LLC is a limited liability company formed under the laws of New York with its principal address at 45 Broadway, 19th Floor, New York, NY, 10006 United States. John Lowry the Chief Executive Officer of the named entity has sole voting and dispositive power over the shares being offered under this prospectus. Beneficial ownership includes 174,785 common shares underlying warrants being registered for resale hereunder.

(14)	The named individual is resident in Texas and exercises voting and dispositive power over the shares being offered under this prospectus. Beneficial ownership includes 40,000 common shares underlying warrants, all of which are being registered for resale hereunder, and 40,000 common shares.

(15)	The named individual is resident in Oregon and exercises voting and dispositive power over the shares being offered under this prospectus. Beneficial ownership includes 5,000 common shares underlying warrants, all of which are being registered for resale hereunder and 2,273 of which are registered as Axos Clearing FBO IRA Dr. James G Diemert, and 8,182 common shares.

(16)	The named individual is resident in Texas and exercises voting and dispositive power over the shares being offered under this prospectus. Beneficial ownership includes 5,454 common shares underlying warrants, all of which are being registered for resale hereunder and 8,182 common shares underlying warrants.

(17)	The named individual is resident in Georgia and exercises voting and dispositive power over the shares being offered under this prospectus. Beneficial ownership includes 10,000 common shares underlying warrants, all of which are being registered for resale hereunder and 10,000 common shares.

(18)	The named individual is resident in Florida and exercises voting and dispositive power over the shares being offered under this prospectus. Beneficial ownership includes 14,809 common shares, all of which are being registered for resale hereunder and 18,558 common shares underlying warrants.

(19)	The named individual is resident in Georgia and exercises voting and dispositive power over the shares being offered under this prospectus. Beneficial ownership includes 20,000 common shares underlying warrants, all of which are being registered for resale hereunder, and 20,000 common shares.

(20)	The named individual is resident in Texas and exercises voting and dispositive power over the shares being offered under this prospectus. Beneficial ownership includes 5,000 common shares underlying warrants, all of which are being registered for resale hereunder and 6,364 common shares.

(21)	The named individual is resident in New Jersey and exercises voting and dispositive power over the shares being offered under this prospectus. Beneficial ownership includes 123,585 common shares underlying warrants being registered for resale hereunder, and 141,767 common shares.

(22)	The named individual is resident in Florida and exercises voting and dispositive power over the shares being offered under this prospectus. Beneficial ownership includes 9,091 common shares underlying warrants, all of which are being registered for resale hereunder, and 18,182 common shares.

(23)	The named individual is resident in New York and exercises voting and dispositive power over the shares being offered under this prospectus. Beneficial ownership includes 20,000 common shares underlying warrants, all of which are being registered for resale hereunder and 20,000 common shares.

(24)	The named individual is resident in South Dakota and exercises voting and dispositive power over the shares being offered under this prospectus. Beneficial ownership includes 2,909 common shares underlying warrants, all of which are being registered for resale hereunder, and 5,818 common shares.

(25)	[reserved]

(26)	The named individual is resident in New York and exercises voting and dispositive power over the shares being offered under this prospectus. Beneficial ownership includes 9,091 common shares underlying warrants being registered for resale hereunder, and 39,262 common shares.

(27)	The named individual is resident in New York and exercises voting and dispositive power over the shares being offered under this prospectus. Beneficial ownership includes 93,808 common shares underlying warrants, all of which are being registered for resale hereunder and 72,727 common shares.

(28)	[reserved]

(29)	The named individual is resident in New Mexico and exercises voting and dispositive power over the shares being offered under this prospectus. Beneficial ownership includes 24,177 common shares underlying warrants being registered for resale hereunder, and 28,682 common shares.

(30)	The named individual is resident in Florida and exercises voting and dispositive power over the shares being offered under this prospectus. Beneficial ownership includes 6,000 common shares underlying warrants, all of which are being registered for resale hereunder and 6,000 common shares.

(31)	The named individual is resident in Ohio and exercises voting and dispositive power over the shares being offered under this prospectus. Beneficial ownership includes 185,712 common shares underlying warrants, 176,621 of which are being registered for resale hereunder, and 230,712 common shares underlying warrants.

(32)	The named individual is resident in New York and exercises voting and dispositive power over the shares being offered under this prospectus. Beneficial ownership includes 15,085 common shares underlying warrants, all of which are being registered for resale hereunder, and 15,085 common shares.

(33)	Auxano Ventures LLC is a limited liability company formed under the laws in Texas and Paul Thomas of Auxano Ventures exercises voting and dispositive power over the shares being offered under this prospectus. Beneficial ownership includes 41,080 common shares underlying warrants all of which are being registered for resale hereunder, and 98,232 common shares.

(34)	The named individual is resident in Texas and exercises voting and dispositive power over the shares being offered under this prospectus. Beneficial ownership includes 18,000 common shares underlying warrants, all of which are being registered for resale hereunder, and 18,000 common shares.

(35)	The named individual is resident in Texas and exercises voting and dispositive power over the shares being offered under this prospectus. Beneficial ownership includes 5,500 common shares underlying warrants, all of which are being registered for resale hereunder, and 21,000 common shares.

(36)	The named individual is resident in Iowa and exercises voting and dispositive power over the shares being offered under this prospectus. Beneficial ownership includes 9,091 common shares underlying warrants, all of which are being registered for resale hereunder, and 9,091 common shares.

(37)	The named individual is resident in New York and exercises voting and dispositive power over the shares being offered under this prospectus. Beneficial ownership includes 12,728 common shares underlying warrants, all of which are being registered for resale hereunder, and 25,455 common shares.

(38)	The named individual is resident in California and exercises voting and dispositive power over the shares being offered under this prospectus. Beneficial ownership includes 2,728 common shares underlying warrants, all of which are being registered for resale hereunder, and 3,637 common shares.

(39)	The named individual is resident in Florida and exercises voting and dispositive power over the shares being offered under this prospectus. Beneficial ownership includes 4,545 common shares underlying warrants, all of which are being registered for resale hereunder, and 4,545 common shares.

(40)	The named individual is resident in New York and exercises voting and dispositive power over the shares being offered under this prospectus. Beneficial ownership includes 1,818 common shares underlying warrants, all of which are being registered for resale hereunder, and 1,818 common shares .

(41)	The named individual is resident in Virginia and exercises voting and dispositive power over the shares being offered under this prospectus. Beneficial ownership includes 9,091 common shares underlying warrants, all of which are being registered for resale hereunder, and 18,182 common shares.

(42)	The named individual is resident in Pennsylvania and exercises voting and dispositive power over the shares being offered under this prospectus. Beneficial ownership includes 909 common shares underlying warrants, all of which are being registered for resale hereunder, and 909 common shares.

(43)	The named individual is resident in New Mexico and exercises voting and dispositive power over the shares being offered under this prospectus. Beneficial ownership includes 4,091 common shares underlying warrants, all of which are being registered for resale hereunder, and 8,182 common shares.

(44)	The named individual is resident in Arizona and exercises voting and dispositive power over the shares being offered under this prospectus. Beneficial ownership includes 3,750 common shares underlying warrants, all of which are being registered for resale hereunder, and 3,750 common shares.

(45)	The named individual is resident in South Dakota and exercises voting and dispositive power over the shares being offered under this prospectus. Beneficial ownership includes 5,091 common shares underlying warrants, all of which are being registered for resale hereunder, and 5,091 common shares.

(46)	The named individual is resident in Ohio and exercises voting and dispositive power over the shares being offered under this prospectus. Beneficial ownership includes 909 common shares underlying warrants, all of which are being registered for resale hereunder, and 909 common shares.

(47)	Class Act Construction Inc. is a corporation formed under the laws of Indiana with its principal address at 15594 N. County Road 550 E., Batesville, IN, United States 47006 and Roger P. Reer of the named entity exercises voting and dispositive power over the shares being offered under this prospectus. Beneficial ownership includes 1,818 common shares underlying warrants, all of which are being registered for resale hereunder, and 1,818 common shares.

(48)	Cool Blue Capital Management LLC is a limited liability company formed under the laws of Oklahoma with its principal address at 11702 Richmond Ave, Tulsa, OK, United States 74137 and Brent Orr and Ryan Shay of the named entity exercise shared voting and dispositive power over the shares being offered under this prospectus. Beneficial ownership includes 45,455 common shares underlying warrants, all of which are being registered for resale hereunder, and 45,455 common shares.

(49)	The named individual is resident in Massachusetts and exercises voting and dispositive power over the shares being offered under this prospectus. Beneficial ownership includes 3,600 common shares underlying warrants, all of which are being registered for resale hereunder, and 3,600 common shares.

(50)	The named individual is resident in Arizona and exercises voting and dispositive power over the shares being offered under this prospectus. Beneficial ownership includes 2,727 common shares underlying warrants, all of which are being registered for resale hereunder, and 2,727 common shares.

(51)	The named individual is resident in Wyoming and exercises voting and dispositive power over the shares being offered under this prospectus. Beneficial ownership includes 2,000 common shares underlying warrants, all of which are being registered for resale hereunder, and 2,000 common shares.

(52)	The named individual is resident in California and exercises voting and dispositive power over the shares being offered under this prospectus. Beneficial ownership includes 2,727 common shares underlying warrants, all of which are being registered for resale hereunder, and 3,636 common shares.

(53)	The named individual is resident in Wisconsin and exercises voting and dispositive power over the shares being offered under this prospectus. Shares registered as Axos Clearing Custodian FBO Donald Sesterhenn IRA. Beneficial ownership includes 12,088 common shares underlying warrants, all of which are being registered for resale hereunder, and 14,361 common shares.

(54)	The named individual is resident in Indiana and exercises voting and dispositive power over the shares being offered under this prospectus. Beneficial ownership includes 2,273 common shares underlying warrants, all of which are being registered for resale hereunder, and 4,455 common shares.

(55)	The named individual is resident in California and exercises voting and dispositive power over the shares being offered under this prospectus. Beneficial ownership includes 4,000 common shares, all of which are being registered for resale hereunder, and 4,000 common shares underlying warrants.

(56)	The named individual is resident in Indiana and exercises voting and dispositive power over the shares being offered under this prospectus. Beneficial ownership includes 2,727 common shares underlying warrants, all of which are being registered for resale hereunder, and 2,727 common shares.

(57)	The named individual is resident in Pennsylvania and exercises voting and dispositive power over the shares being offered under this prospectus. Beneficial ownership includes 9,091 common shares underlying warrants, all of which are being registered for resale hereunder, and 18,182 common shares.

(58)	Gallagher and Company P.A. is a corporation with its principal address at 1333 College Parkway Gulf Breeze FL, United States 32563, William Gallagher of the named entity exercises voting and dispositive power over the shares being offered under this prospectus. Beneficial ownership includes 13,636 common shares underlying warrants being registered for resale hereunder and 22,727 common shares.

(59)	The named individual is resident in New Mexico and exercises voting and dispositive power over the shares being offered under this prospectus. Beneficial ownership includes 18,182 common shares underlying warrants, all of which are being registered for resale hereunder, and 18,182 common shares.

(60)	The named individual is resident in Idaho and exercises voting and dispositive power over the shares being offered under this prospectus. Beneficial ownership includes 1,818 common shares underlying warrants, all of which are being registered for resale hereunder, and 1,818 common shares.

(61)	The named individual is resident in Florida and exercises voting and dispositive power over the shares being offered under this prospectus. Beneficial ownership includes 4,546 common shares underlying warrants, all of which are being registered for resale hereunder, and 9,091 common shares.

(62)	The named individual is resident in South Carolina and exercises voting and dispositive power over the shares being offered under this prospectus. Beneficial ownership includes 18,182 common shares underlying warrants, all of which are being registered for resale hereunder, and 27,273 common shares.

(63)	The named individual is resident in Nevada and exercises voting and dispositive power over the shares being offered under this prospectus. Beneficial ownership includes 1,364 common shares underlying warrants, all of which are being registered for resale hereunder, and 2,727 common shares.

(64)	Green Galaxy Homes Inc. is a corporation formed under the laws of California with its principal address at #230 - 4655 Old Iron Sides Drive, Santa Clara, CA, 95054, United States. Beneficial ownership includes 4,545 common shares underlying warrants, all of which are being registered for resale hereunder, and 4,545 common shares.

(65)	The named individual is resident in California and exercises voting and dispositive power over the shares being offered under this prospectus. Beneficial ownership includes 4,545 common shares underlying warrants, all of which are being registered for resale hereunder, and 4,545 common shares.

(66)	The named individual is resident in South Carolina and exercises voting and dispositive power over the shares being offered under this prospectus. Beneficial ownership includes 12,728 common shares underlying warrants, all of which are being registered for resale hereunder, and 20,000 common shares.

(67)	The named individual is resident in New Mexico and exercises voting and dispositive power over the shares being offered under this prospectus. Beneficial ownership includes 13,636 common shares underlying warrants, all of which are being registered for resale hereunder, and 13,636 common shares.

(68)	The named individual is resident in Minnesota and exercises voting and dispositive power over the shares being offered under this prospectus. Beneficial ownership includes 2,000 common shares underlying warrants, all of which are being registered for resale hereunder, and 2,000 common shares.

(69)	The named individual is resident in Pennsylvania and exercises voting and dispositive power over the shares being offered under this prospectus. Beneficial ownership includes 18,182 common shares underlying warrants, all of which are being registered for resale hereunder, and 18,182 common shares.

(70)	The named individual is resident in South Carolina and exercises voting and dispositive power over the shares being offered under this prospectus. Beneficial ownership includes 2,909 common shares underlying warrants, all of which are being registered for resale hereunder, and 5,818 common shares.

(71)	The named individual is resident in New Jersey and exercises voting and dispositive power over the shares being offered under this prospectus. Beneficial ownership includes 6,818 common shares underlying warrants, all of which are being registered for resale hereunder, and 9,091 common shares.

(72)	The named individual is resident in Georgia and exercises voting and dispositive power over the shares being offered under this prospectus. Shares registered as Axos Clearing Cust FBO John Plowden SEP IRA. Beneficial ownership includes 2,000 common shares underlying warrants, all of which are being registered for resale hereunder, and 2,000 common shares.

(73)	Jomar Management, Inc. Defined Benefit Plan with its principal address at #467 - 2400 Alicia Parkway, Mission Viejo, CA, United States 92691. Beneficial ownership includes 2,000 common shares underlying warrants, all of which are being registered for resale hereunder, and 2,000 common shares.

(74)	The named individual is resident in Idaho and exercises voting and dispositive power over the shares being offered under this prospectus. Beneficial ownership includes 13,691 common shares underlying warrants, all of which are being registered for resale hereunder, and 18,291 common shares.

(75)	The named individual is resident in Arizona and exercises voting and dispositive power over the shares being offered under this prospectus. Beneficial ownership includes 1,818 common shares underlying warrants, all of which are being registered for resale hereunder, and 1,818 common shares.

(76)	The named individual is resident in Ohio and exercises voting and dispositive power over the shares being offered under this prospectus. Beneficial ownership includes 2,273 common shares underlying warrants, all of which are being registered for resale hereunder, and 4,546 common shares.

(77)	The named individual is resident in New York and exercises voting and dispositive power over the shares being offered under this prospectus. Beneficial ownership includes 5,123 common shares underlying warrants, all of which are being registered for resale hereunder, and 7,395 common shares.

(78)	The named individual is resident in Nevada and exercises voting and dispositive power over the shares being offered under this prospectus. Beneficial ownership includes 2,273 common shares underlying warrants, all of which are being registered for resale hereunder, and 4,545 common shares.

(79)	The named individual is resident in Florida and exercises voting and dispositive power over the shares being offered under this prospectus. Beneficial ownership includes 18,182 common shares underlying warrants, all of which are being registered for resale hereunder, and 18,182 common shares.

(80)	The named individual is resident in Texas and exercises voting and dispositive power over the shares being offered under this prospectus. Beneficial ownership includes 13,636 common shares underlying warrants, all of which are being registered for resale hereunder (9,091 registered under AXOS Clearing Cust FBO Lawrence A. Cates AC 54028886), and 13,636 common shares.

(81)	Loana Services Inc. Defined Benefit Plan with its principal address at #467 - 2400 Alicia Parkway, Mission Viejo, CA, United States 92691. Beneficial ownership includes 2,000 common shares underlying warrants, all of which are being registered for resale hereunder, and 2,000 common shares.

(82)	The named individual is resident in Texas and exercises voting and dispositive power over the shares being offered under this prospectus. Beneficial ownership includes 3,000 common shares underlying warrants, all of which are being registered for resale hereunder, and 3,000 common shares.

(83)	The named individual is resident in Virginia and exercises voting and dispositive power over the shares being offered under this prospectus. Beneficial ownership includes 1,819 common shares underlying warrants, all of which are being registered for resale hereunder, and 1,819 common shares.

(84)	The named individual is resident in Virgin Islands and exercises voting and dispositive power over the shares being offered under this prospectus. Beneficial ownership includes 36,364 common shares underlying warrants, all of which are being registered for resale hereunder, and 54,545 common shares.

(85)	The named individual is resident in New Jersey and exercises voting and dispositive power over the shares being offered under this prospectus. Beneficial ownership includes 9,091 common shares underlying warrants, all of which are being registered for resale hereunder, and 9,091 common shares.

(86)	The named individual is resident in Nevada and exercises voting and dispositive power over the shares being offered under this prospectus. Beneficial ownership includes 2,727 common shares underlying warrants, all of which are being registered for resale hereunder, and 3,636 common shares.

(87)	The named individual is resident in Louisiana and exercises voting and dispositive power over the shares being offered under this prospectus. Beneficial ownership includes 9,000 common shares underlying warrants, all of which are being registered for resale hereunder, and 9,000 common shares.

(88)	The named individual is resident in New York and exercises voting and dispositive power over the shares being offered under this prospectus. Beneficial ownership includes 2,182 common shares underlying warrants, all of which are being registered for resale hereunder, and 4,364 common shares.

(89)	The named individual is resident in California and exercises voting and dispositive power over the shares being offered under this prospectus. Beneficial ownership includes 2,545 common shares underlying warrants, all of which are being registered for resale hereunder, and 5,091 common shares.

(90)	The named individual is resident in California and exercises voting and dispositive power over the shares being offered under this prospectus. Beneficial ownership includes 2,728 common shares underlying warrants, all of which are being registered for resale hereunder, and 2,728 common shares.

(91)	The named individual is resident in Pennsylvania and exercises voting and dispositive power over the shares being offered under this prospectus. Beneficial ownership includes 3,182 common shares underlying warrants, all of which are being registered for resale hereunder, and 5,455 common shares.

(92)	The named individual is resident in Wisconsin and exercises voting and dispositive power over the shares being offered under this prospectus. Beneficial ownership includes 4,444 common shares underlying warrants, all of which are being registered for resale hereunder, and 4,444 common shares.

(93)	The named individual is resident in Indiana and exercises voting and dispositive power over the shares being offered under this prospectus. Shares registered as Axos Clearing Cust FBO Roger P Reer SEP IRA. Beneficial ownership includes 2,728 common shares underlying warrants, all of which are being registered for resale hereunder, and 2,728 common shares.

(94)	The named individual is resident in New York and exercises voting and dispositive power over the shares being offered under this prospectus. Beneficial ownership includes 1,800 common shares underlying warrants, all of which are being registered for resale hereunder, and 1,800 common shares.

(95)	Shores Oil Company is a corporation formed under the laws of Indiana with its principal address at 245 N. Elm Street, Modoc, IN, 47358, United States and Doug R. Shore of the named entity exercises voting and dispositive power over the shares being offered under this prospectus. Beneficial ownership includes 10,000 common shares underlying warrants, all of which are being registered for resale hereunder, and 10,000 common shares.

(96)	The named individual is resident in Texas and exercises voting and dispositive power over the shares being offered under this prospectus. Beneficial ownership includes 4,545 common shares underlying warrants, all of which are being registered for resale hereunder, and 4,545 common shares.

(97)	The named individual is resident in Colorado and exercises voting and dispositive power over the shares being offered under this prospectus. Beneficial ownership includes 1,364 common shares underlying warrants, all of which are being registered for resale hereunder, and 2,727 common shares.

(98)	The named individual is resident in Nebraska and exercises voting and dispositive power over the shares being offered under this prospectus. Beneficial ownership includes 3,637 common shares underlying warrants, all of which are being registered for resale hereunder, and 3,637 common shares.

(99)	The Berson Investment LLC is a limited liability corporation formed under the laws of Connecticut with its principal address at 71 Arlen Way, West Hartford, CT, United States 06117 and Lawrence Bearson of the named entity exercises voting and dispositive power over the shares being offered under this prospectus. Beneficial ownership includes 4,545 common shares underlying warrants, all of which are being registered for resale hereunder, and 9,091 common shares.

(100)	The Investment Club Inc. DB Plan with its principal address at #467 - 2400 Alicia Parkway, Mission Viejo, CA, United States 92691. Beneficial ownership includes 7,720 common shares underlying warrants, all of which are being registered for resale hereunder, and 7,720 common shares.

(101)	The named individual is resident in Arizona and exercises voting and dispositive power over the shares being offered under this prospectus. Beneficial ownership includes 9,091 common shares underlying warrants, all of which are being registered for resale hereunder, and 9,091 common shares.

(102)	The named individual is resident in Arizona and exercises voting and dispositive power over the shares being offered under this prospectus. Beneficial ownership includes 9,091 common shares underlying warrants, all of which are being registered for resale hereunder, and 9,091 common shares.

(103)	The named individual is resident in Wisconsin and exercises voting and dispositive power over the shares being offered under this prospectus. Beneficial ownership includes 18,182 common shares underlying warrants, all of which are being registered for resale hereunder, and 18,182 common shares.

(104)	The named individual is resident in New York and exercises voting and dispositive power over the shares being offered under this prospectus. Beneficial ownership includes 2,273 common shares underlying warrants, all of which are being registered for resale hereunder, and 4,546 common shares.

(105)	The named individual is resident in Colorado and exercises voting and dispositive power over the shares being offered under this prospectus. Beneficial ownership includes 4,545 common shares underlying warrants, all of which are being registered for resale hereunder, and 9,091 common shares.

(106)	The named individual is resident in Florida and exercises voting and dispositive power over the shares being offered under this prospectus. Beneficial ownership includes 10,000 common shares underlying warrants, all of which are being registered for resale hereunder, and 10,000 common shares.

(107)	The named individual is resident in South Carolina and exercises voting and dispositive power over the shares being offered under this prospectus. Beneficial ownership includes 1,000 common shares underlying warrants, all of which are being registered for resale hereunder, and 1,000 common shares.

(108)	Flying Ranch S. Trust. is a trust formed under the laws of Okalahoma with its principal address at 1210 RS 877 Rd., St. Francis, KS, United States 67756 and Brent Orr and Ryan Shay of the named entity exercise voting and dispositive power over the shares being offered under this prospectus. Beneficial ownership includes 21,081 common shares underlying warrants, all of which are being registered for resale hereunder, and 21,081 common shares.

(109)	Planet Ventures Inc. is a corporation formed under the laws of British Columbia with its principal address at Suite 303 - 750 West Pender Street Vancouver, BC V6C 2T8 and Etienne Moshevich of the named entity exercises voting and dispositive power over the shares being offered under this prospectus. Beneficial ownership includes 27,098 common shares underlying warrants, all of which are being registered for resale hereunder, and 27,098 common shares.

(110)	The named individual is resident in Belgium and exercises voting and dispositive power over the shares being offered under this prospectus. Beneficial ownership includes 4,000 common shares underlying warrants, all of which are being registered for resale hereunder, and 4,000 common shares.

(111)	[Reserved]

(112)	The named individuals are resident in the United Kingdon and exercise joint voting and dispositive power over the shares being offered under this prospectus. Beneficial ownership includes 1,818 common shares underlying warrants, all of which are being registered for resale hereunder, and 1,818 common shares.

(113)	The named individual is resident in Florida and exercises voting and dispositive power over the shares being offered under this prospectus. Beneficial ownership includes 10,540 common shares underlying warrants, all of which are being registered for resale hereunder, and 10,540 common shares.

(114)	The named individual is resident in Iowa and exercises voting and dispositive power over the shares being offered under this prospectus. Beneficial ownership includes 9,091 common shares underlying warrants, all of which are being registered for resale hereunder, and 9,091 common shares.

(115)	Registered as National Bank Financial Inc. ITF: 10511072 CANADA CORP AC: 2U3530B is a company formed under the laws of Canada with its principal address at Mezzanine 100-1010, de la Gauchetiere St. W, Montreal, QC H3B 5J2 and Cytalli Marrato the President of the named entity has sole voting and dispositive power over the shares being offered under this prospectus. Beneficial ownership includes 332 common shares underlying warrants being registered for resale hereunder and 332 common shares.

(116)	Registered as National Bank Financial Inc. ITF: 2432692 ONTARIO INC AC: 2U3095F is a company formed under the laws of Canada with its principal address at Mezzanine 100-1010, de la Gauchetiere St. W, Montreal, QC H3B 5J2 and Ari Toderovitz the President of the named entity has sole voting and dispositive power over the shares being offered under this prospectus. Beneficial ownership includes 3,332 common shares underlying warrants being registered for resale hereunder and 3,332 common shares.

(117)	Registered as National Bank Financial Inc. ITF: 2703614 ONTARIO LTD AC: 2U3908F is a company formed under the laws of Canada with its principal address at Mezzanine 100-1010, de la Gauchetiere St. W, Montreal, QC H3B 5J2 and Riccardo Urison the authorized person of the named entity has sole voting and dispositive power over the shares being offered under this prospectus. Beneficial ownership includes 332 common shares underlying warrants being registered for resale hereunder and 332 common shares.

(118)	Registered as National Bank Financial Inc. ITF: 2608960 ONTARIO INC. AC: 2U3564B is a company formed under the laws of Canada with its principal address at Mezzanine 100-1010, de la Gauchetiere St. W, Montreal, QC H3B 5J2 and Sharon Yarde the President of the named entity has sole voting and dispositive power over the shares being offered under this prospectus. Beneficial ownership includes 332 common shares underlying warrants being registered for resale hereunder and 332 common shares.

(119)	Registered as National Bank Financial Inc. ITF Mervyn Simpson. The named individual is resident in Montreal, QC and exercises voting and dispositive power over the shares being offered under this prospectus. Beneficial ownership includes 27,098 common shares underlying warrants, all of which are being registered for resale hereunder, and 27,098 common shares.

(120)	[Reserved]

(121)	PI Financial Corp. is a corporation formed under the laws of British Columbia with its principal address at 2400 – 733 Seymour Street, Vancouver, BC, V6B 0S6 and Richard Thomas the authorized principal of the named entity has sole voting and dispositive power over the shares being offered under this prospectus. Shares are held in trust for the beneficial accounts of Johnny Markovina, Alexander Loo, Brent Todd, Kathleen Todd, Susan Brokkes, Garnet Peterson, John Elliott, Elizabeth MacDonald, Christopher Roper, Nadine Stewart, Glen Stewart and Ken Cawkell (a director of the Company). Beneficial ownership includes 135,920 common shares underlying warrants being registered for resale hereunder and 135,920 common shares.

(122)	Canaccord Genuity Corp. is a Canadian corporation with its principal address at #2200 - 609 Granville Street, Vancouver, BC, V7Y 1H16 and Dan Daviau of the named entity has sole voting and dispositive power over the shares being offered under this prospectus. Shares are held in trust for the beneficial accounts of Thomas Konig, Lewis Martin, Santo Sandhu, Ralph Beyer, Queenie Cheer, Lorn Carter, Anita Beyer, Li Zhu, Lepp Lee, Shaun Chin and Cindy Cheer. Beneficial ownership includes 52,800 common shares underlying warrants being registered for resale hereunder and 52,800 common shares.

(123)	The named individual is resident in Germany and exercises voting and dispositive power over the shares being offered under this prospectus. Beneficial ownership includes 2,400 common shares underlying warrants, all of which are being registered for resale hereunder, and 2,400 common shares.

(124)	The named individual is resident in Ontario and exercises voting and dispositive power over the shares being offered under this prospectus. Beneficial ownership includes 1,460 common shares underlying warrants, all of which are being registered for resale hereunder, and 1,460 common shares.

(125)	The named individual is resident in British Columbia and exercises voting and dispositive power over the shares being offered under this prospectus. Mr. Mayerhofer is a partner at Morton Law LLP, which has rendered the legal opinion for the registration statements to which this prospectus relates. Beneficial ownership includes 2,800 common shares underlying warrants, all of which are being registered for resale hereunder, and 2,800 common shares.

(126)	Registered as Credential Qtrade Securities Inc. ITF Pathfinder Partners’ Fund. Rob Ballard the President of the entity exercises voting and dispositive power over the shares being offered under this prospectus. Beneficial ownership includes 47,049 common shares underlying warrants, all of which are being registered for resale hereunder, and 47,049 common shares.

(127)	Alphanorth Partners Fund Inc. is a Canadian corporation with its principal address at 130 King Street W, Suite 2210, Toronto, Ontario, M5X 1E4. Steve Palmer the President of the entity exercises voting and dispositive power over the shares being offered under this prospectus. Beneficial ownership includes 24,000 common shares underlying warrants, all of which are being registered for resale hereunder, and 24,000 common shares.

(128)	Manchester Explorer, L. P. is a limited partnership with its principal address at 2, Calle Candina, #1701 San Juan, Puerto Rico. Jeb Besser the Managing Member of the entity exercises voting and dispositive power over the shares being offered under this prospectus. Beneficial ownership includes 210,526 common shares underlying warrants, all of which are being registered for resale hereunder, and 210,526 common shares.

(129)	The named individual is resident in Texas and exercises voting and dispositive power over the shares being offered under this prospectus. Beneficial ownership includes 42,161 common shares underlying warrants, all of which are being registered for resale hereunder, and 42,161 common shares.

(130)	The named individual is resident in British Columbia and exercises voting and dispositive power over the shares being offered under this prospectus. Beneficial ownership includes 10,540 common shares underlying warrants, all of which are being registered for resale hereunder, and 10,540 common shares.

(131)	Beneficial ownership includes 10,526 common shares underlying warrants, all of which are being registered for resale hereunder, and 10,526 common shares.

(132)	The named individual is resident in the United Kingdom and exercises voting and dispositive power over the shares being offered under this prospectus. Beneficial ownership includes 66,850 common shares underlying warrants, all of which are being registered for resale hereunder, and 66,850 common shares.

(133)	Registered as Leede Jones Gable Inc. ITF Sean Hirtle. The named individual is resident in British Columbia and exercises voting and dispositive power over the shares being offered under this prospectus. Beneficial ownership includes 8,000 common shares underlying warrants, all of which are being registered for resale hereunder, and 8,000 common shares.

(134)	Registered as Leede Jones Gable Inc. ITF Chris Wardle. The named individual is resident in British Columbia and exercises voting and dispositive power over the shares being offered under this prospectus. Beneficial ownership includes 45,840 common shares underlying warrants, all of which are being registered for resale hereunder, and 45,840 common shares.

(135)	Registered as Leede Jones Gable Inc. ITF Kathryn Mortimer. The named individual is resident in British Columbia and exercises voting and dispositive power over the shares being offered under this prospectus. Beneficial ownership includes 8,000 common shares underlying warrants, all of which are being registered for resale hereunder, and 8,000 common shares.

(136)	Registered as Leede Jones Gable Inc. ITF Jason Grelowski. The named individual is resident in British Columbia and exercises voting and dispositive power over the shares being offered under this prospectus. Beneficial ownership includes 8,000 common shares underlying warrants, all of which are being registered for resale hereunder, and 8,000 common shares.

(137)	Registered as Leede Jones Gable Inc. ITF Scott Koyish. The named individual is resident in British Columbia and exercises voting and dispositive power over the shares being offered under this prospectus. Beneficial ownership includes 8,000 common shares underlying warrants, all of which are being registered for resale hereunder, and 8,000 common shares.

(138)	Registered as Leede Jones Gable Inc. ITF Paul Brennan. The named individual is resident in British Columbia and exercises voting and dispositive power over the shares being offered under this prospectus. Beneficial ownership includes 8,000 common shares underlying warrants, all of which are being registered for resale hereunder, and 8,000 common shares.

(139)	Registered as Leede Jones Gable Inc. ITF Shane Meyers. The named individual is resident in British Columbia and exercises voting and dispositive power over the shares being offered under this prospectus. Beneficial ownership includes 8,000 common shares underlying warrants, all of which are being registered for resale hereunder, and 8,000 common shares.

(140)	Registered as Leede Jones Gable Inc. ITF Dogma Holdings Inc. Dogma Holdings Inc. is a corporation formed under the laws of Manitoba with its principal address #1800 - 1140 West Pender Street, Vancouver, BC, V6E 4G1 and the of the named entity has sole voting and dispositive power over the shares being offered under this prospectus. Beneficial ownership includes 52,800 common shares underlying warrants being registered for resale hereunder and 52,800 common shares.

(141)	Registered as Leede Jones Gable Inc. ITF Dave Wardle Jr. The named individual is resident in British Columbia and exercises voting and dispositive power over the shares being offered under this prospectus. Beneficial ownership includes 6,200 common shares underlying warrants, all of which are being registered for resale hereunder, and 6,200 common shares.

(142)	The named individual is resident in British Columbia and exercises voting and dispositive power over the shares being offered under this prospectus. Shares registered as Leede Jones Gable Inc. ITF Martin Gagel. Beneficial ownership includes 1,800 common shares underlying warrants, all of which are being registered for resale hereunder, and 1,800 common shares.

(143)	The named individual is resident in Massachusetts and exercises voting and dispositive power over the shares being offered under this prospectus. Beneficial ownership includes 18,973 common shares underlying warrants, all of which are being registered for resale hereunder, and 18,973 common shares.

(144)	The named individual is resident in Nevada and exercises voting and dispositive power over the shares being offered under this prospectus. Beneficial ownership includes 5,270 common shares underlying warrants, all of which are being registered for resale hereunder, and 5,270 common shares.

MATERIAL CANADIAN FEDERAL INCOME TAX CONSIDERATIONS

The following summarizes the principal Canadian federal income tax consequences applicable to the holding and disposition of common shares in the capital of the Company by a United States resident, and who holds common shares solely as capital property, referred to in this summary as a “U.S. Resident”. This summary is based on the current provisions of the Income Tax Act (Canada) (the “Tax Act”), the regulations thereunder, all amendments thereto publicly proposed by the government of Canada, the published administrative practices of Revenue Canada, Customs, Excise and Taxation, and the current provisions of the Convention Between Canada and the United States of America with Respect to Taxes on Income and on Capital, signed September 26, 1980, as amended (the “Canada-U.S. Tax Convention”). Except as otherwise expressly provided, this summary does not take into account any provincial, territorial or foreign (including without limitation, any United States) tax law or treaty. It has been assumed that all currently proposed amendments will be enacted substantially as proposed and that there is no other relevant change in any governing law or practice, although no assurance can be given in these respects.

Each U.S. Resident is advised to obtain tax and legal advice applicable to such U.S. Resident’s particular circumstances.

Every U.S. Resident is liable to pay a Canadian withholding tax on every dividend that is or is deemed to be paid or credited to the U.S. Resident on the U.S. Resident’s common shares. The statutory rate of withholding tax is 25% of the gross amount of the dividend paid. The Canada-U.S. Tax Convention reduces the statutory rate with respect to dividends paid to a U.S. Resident, if that U.S. Resident is eligible for benefits under the Canada-U.S. Tax Convention. Where applicable, the general rate of withholding tax under the Canada-U.S. Tax Convention is 15% of the gross amount of the dividend, but if the U.S. Resident is a company that owns at least 10% of the voting stock of the Company and beneficially owns the dividend, the rate of withholding tax is 5% for dividends paid or credited to such corporate U.S. Resident. The Company is required to withhold the applicable tax from the dividend payable to the U.S. Resident, and to remit the tax to the Receiver General of Canada for the account of the U. S. Holder.

A non-resident Holder generally will not be subject to tax under the Tax Act in respect of a capital gain realized on the disposition or deemed disposition of a common share unless the common share constitutes “taxable Canadian property” of the U.S. Resident for purposes of the Tax Act and the gain is not exempt from tax pursuant to the terms of the Canada-U.S. Tax Convention.

Provided that the common shares are listed on a “designated stock exchange” for purposes of the Tax Act (which currently includes the TSX) at the time of disposition, the common shares generally will not constitute “taxable Canadian property” of a U.S. Resident, unless at any time during the 60 month period immediately preceding the disposition: (i) the U.S. Resident, persons with whom the U.S. Resident did not deal at “arm’s length” for the purposes of the Tax Act, or the U.S. Resident together with all such persons, owned 25% or more of the issued shares of any class of the Company and; (ii) more than 50% of the fair market value of the common shares was derived directly or indirectly from one or any combination of real or immovable property situated in Canada, “Canadian resource properties” (as defined in the Tax Act), “timber resource properties” (as defined in the Tax Act), or options in respect of, or interests in, or for civil law rights in, such property whether or not such property exists.

Certain withholding and reporting obligations will also generally apply in connection with the disposition of common shares by a U.S. Resident that constitutes, or are deemed to constitute, “taxable Canadian property” (and are not “treaty-protected property” as defined in the Tax Act).

U.S. Residents who may hold common shares as “taxable Canadian property” should consult their own tax advisors.

MATERIAL United States Federal Income Tax Considerations

The following is a general summary of material U.S. federal income tax considerations applicable to a U.S. Holder (as defined below) arising from and relating to the acquisition, ownership, and disposition of common shares of the Company.

This summary is for general information purposes only and does not purport to be a complete analysis or listing of all potential U.S. federal income tax considerations that may apply to a U.S. Holder arising from and relating to the acquisition, ownership, and disposition of common shares. In addition, this summary does not take into account the individual facts and circumstances of any particular U.S. Holder that may affect the U.S. federal income tax consequences to such U.S. Holder, including specific tax consequences to a U.S. Holder under an applicable income tax treaty. Accordingly, this summary is not intended to be, and should not be construed as, legal or U.S. federal income tax advice with respect to any U.S. Holder. This summary does not address the U.S. federal net investment income, U.S. federal alternative minimum, U.S. federal estate and gift, U.S. state and local, and non-U.S. tax consequences to U.S. Holders of the acquisition, ownership, and disposition of common shares. In addition, except as specifically set forth below, this summary does not discuss applicable tax reporting requirements. Each U.S. Holder should consult its own tax advisor regarding the U.S. federal net investment income, U.S. federal, U.S. federal alternative minimum, U.S. federal estate and gift, U.S. state and local, and non-U.S. tax consequences relating to the acquisition, ownership and disposition of common shares.

No legal opinion from U.S. legal counsel or ruling from the Internal Revenue Service (the “IRS”) has been requested, or will be obtained, regarding the U.S. federal income tax consequences of the acquisition, ownership, and disposition of common shares. This summary is not binding on the IRS, and the IRS is not precluded from taking a position that is different from, and contrary to, the positions taken in this summary. In addition, because the authorities on which this summary is based are subject to various interpretations, the IRS and the U.S. courts could disagree with one or more of the conclusions described in this summary.

Scope of this Summary

Authorities

This summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations (whether final, temporary, or proposed), published rulings of the IRS, published administrative positions of the IRS, the Canada-U.S. Tax Convention, and U.S. court decisions that are applicable and, in each case, as in effect and available, as of the date of this document. Any of the authorities on which this summary is based could be changed in a material and adverse manner at any time, and any such change could be applied on a retroactive or prospective basis which could affect the U.S. federal income tax considerations described in this summary. This summary does not discuss the potential effects, whether adverse or beneficial, of any proposed legislation that, if enacted, could be applied on a retroactive or prospective basis.

U.S. Holders

For purposes of this summary, the term “U.S. Holder” means a beneficial owner of common shares that is for U.S. federal income tax purposes:

●	an individual who is a citizen or resident of the U.S.;

●	a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) organized under the laws of the U.S., any state thereof or the District of Columbia;

●	an estate whose income is subject to U.S. federal income taxation regardless of its source; or

●	a trust that (1) is subject to the primary supervision of a court within the U.S. and the control of one or more U.S. persons for all substantial decisions or (2) has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

Non-U.S. Holders

For purposes of this summary, a “non-U.S. Holder” is a beneficial owner of common shares that is not a U.S. Holder or is a partnership. This summary does not address the U.S. federal income tax consequences to non-U.S. Holders arising from and relating to the acquisition, ownership, and disposition of common shares. Accordingly, a non-U.S. Holder should consult its own tax advisor regarding the U.S. federal, U.S. federal net investment income, U.S. federal alternative minimum, U.S. federal estate and gift, U.S. state and local, and non-U.S. tax consequences (including the potential application of and operation of any income tax treaties) relating to the acquisition, ownership, and disposition of common shares.

U.S. Holders Subject to Special U.S. Federal Income Tax Rules Not Addressed

This summary does not address the U.S. federal income tax considerations applicable to U.S. Holders that are subject to special provisions under the Code, including, but not limited to, U.S. Holders that: (a) are tax-exempt organizations, qualified retirement plans, individual retirement accounts, or other tax-deferred accounts; (b) are financial institutions, underwriters, insurance companies, real estate investment trusts, or regulated investment companies; (c) are broker-dealers, dealers, or traders in securities or currencies that elect to apply a mark-to-market accounting method; (d) have a “functional currency” other than the U.S. dollar; (e) own common shares as part of a straddle, hedging transaction, conversion transaction, constructive sale, or other arrangement involving more than one position; (f) acquired common shares in connection with the exercise of employee stock options or otherwise as compensation for services; (g) hold common shares other than as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment purposes); (h) are subject to special tax accounting rules; (i) own, have owned or will own (directly, indirectly, or by attribution) 10% or more of the total combined voting power or the value of the outstanding shares of the Company; (j) are U.S. expatriates or former long-term residents of the U.S.; or (k) are subject to taxing jurisdictions other than, or in addition to, the U.S. U.S. Holders that are subject to special provisions under the Code, including, but not limited to, U.S. Holders described immediately above, should consult their own tax advisor regarding the U.S. federal, U.S. federal net investment income, U.S. federal alternative minimum, U.S. federal estate and gift, U.S. state and local, and non-U.S. tax consequences relating to the acquisition, ownership and disposition of common shares.

If an entity or arrangement that is classified as a partnership (or other “pass-through” entity) for U.S. federal income tax purposes holds common shares, the U.S. federal income tax consequences to such partnership and the partners (or owners) of such partnership generally will depend on the activities of the partnership and the status of such partners (or owners). This summary does not address the tax consequences to any such partnership or partner (or owner). Partners (or owners) of entities or arrangements that are classified as partnerships or as “pass-through” entities for U.S. federal income tax purposes should consult their own tax advisors regarding the U.S. federal income tax consequences arising from and relating to the acquisition, ownership, and disposition of common shares.

Passive Foreign Investment Company Rules

If the Company were to constitute a “passive foreign investment company” under the meaning of Section 1297 of the Code, or a “PFIC”, as defined below, for any year during a U.S. Holder’s holding period, then certain different and potentially adverse rules will affect the U.S. federal income tax consequences to a U.S. Holder resulting from the acquisition, ownership and disposition of common shares. In addition, in any year in which the Company is classified as a PFIC, such holder will be required to file an annual report with the IRS containing such information as Treasury Regulations or other IRS guidance may require. A failure to satisfy such reporting requirements may result in an extension of the time period during which the IRS can assess a tax. U.S. Holders should consult their own tax advisors regarding the requirements of filing such information returns under these rules, including the requirement to file an IRS Form 8621.

PFIC Status of the Company

The Company generally will be a PFIC if, for a tax year, (a) 75% or more of the gross income of the Company is passive income (the “income test”), or (b) 50% or more of the value of the Company’s assets either produce passive income or are held for the production of passive income, based on the quarterly average of the fair market value of such assets (the “asset test”). “Gross income” generally includes all sales revenues less the cost of goods sold, plus income from investments and from incidental or outside operations or sources, and “passive income” generally includes, for example, dividends, interest, certain rents and royalties, certain gains from the sale of stock and securities, and certain gains from commodities transactions.

Active business gains arising from the sale of commodities generally are excluded from passive income if substantially all (85% or more) of a foreign corporation’s commodities are stock in trade of such foreign corporation or other property of a kind which would properly be included in inventory of such foreign corporation, or property held by such foreign corporation primarily for sale to customers in the ordinary course of business and certain other requirements are satisfied.

For purposes of the PFIC income test and asset test described above, if the Company owns, directly or indirectly, 25% or more of the total value of the outstanding shares of another corporation, the Company will be treated as if it (a) held a proportionate share of the assets of such other corporation and (b) received directly a proportionate share of the income of such other corporation. In addition, for purposes of the PFIC income test and asset test described above, and assuming certain other requirements are met, “passive income” does not include certain interest, dividends, rents, or royalties that are received or accrued by the Company from certain “related persons” (as defined in Section 954(d)(3) of the Code), to the extent such items are properly allocable to the income of such related person that is not passive income.

In addition, under certain attribution rules, if the Company is a PFIC, U.S. Holders will be deemed to own their proportionate share of the stock of any subsidiary of the Company that is also a PFIC, or a “Subsidiary PFIC”, and will be subject to U.S. federal income tax on their proportionate share of, (a) a distribution on the stock of a Subsidiary PFIC, and (b) a disposition or deemed disposition of the stock of a Subsidiary PFIC, both as if such U.S. Holders directly held the shares of such Subsidiary PFIC.

The Company does believe that it was classified as a PFIC during its most recently ended tax year, and will likely be a PFIC in future tax years. No opinion of legal counsel or ruling from the IRS concerning the status of the Company as a PFIC has been obtained or is currently planned to be requested. The determination of whether any corporation was, or will be, a PFIC for a tax year depends, in part, on the application of complex U.S. federal income tax rules, which are subject to differing interpretations. In addition, whether any corporation will be a PFIC for any tax year depends on the assets and income of such corporation over the course of each such tax year and, as a result, cannot be predicted with certainty as of the date of this document. Accordingly, there can be no assurance that the IRS will not challenge any determination made by the Company (or a Subsidiary PFIC) concerning its PFIC status. Each U.S. Holder should consult its own tax advisor regarding the PFIC status of the Company and any Subsidiary PFIC.

Default PFIC Rules Under Section 1291 of the Code

If the Company is a PFIC, the U.S. federal income tax consequences to a U.S. Holder of the acquisition, ownership, and disposition of common shares will depend on whether such U.S. Holder makes an election to treat the Company and each Subsidiary PFIC, if any, as a “qualified electing fund”, or “QEF”, under Section 1295 of the Code, or a “QEF Election”, or a mark-to-market election under Section 1296 of the Code, or a “Mark-to-Market Election”. A U.S. Holder that does not make either a QEF Election or a Mark-to-Market Election will be referred to in this summary as a “Non-Electing U.S. Holder”.

A Non-Electing U.S. Holder will be subject to the rules of Section 1291 of the Code with respect to, (a) any gain recognized on the sale or other taxable disposition of common shares, and (b) any excess distribution received on our common shares. A distribution generally will be an “excess distribution” to the extent that such distribution (together with all other distributions received in the current tax year) exceeds 125% of the average distributions received during the three preceding tax years (or during a U.S. Holder’s holding period for our common shares, if shorter).

Under Section 1291 of the Code, any gain recognized on the sale or other taxable disposition of common shares (including an indirect disposition of the stock of any Subsidiary PFIC), and any “excess distribution” received on common shares, must be ratably allocated to each day in a Non-Electing U.S. Holder’s holding period for the respective common shares. The amount of any such gain or excess distribution allocated to the tax year of disposition or distribution of the excess distribution and to years before the entity became a PFIC, if any, would be taxed as ordinary income. The amounts allocated to any other tax year would be subject to U.S. federal income tax at the highest tax rate applicable to ordinary income in each such year, and an interest charge would be imposed on the tax liability for each such year, calculated as if such tax liability had been due in each such year. A Non-Electing U.S. Holder that is not a corporation must treat any such interest paid as “personal interest”, which is not deductible.

If the Company is a PFIC for any tax year during which a Non-Electing U.S. Holder holds common shares, the Company will continue to be treated as a PFIC with respect to such Non-Electing U.S. Holder, regardless of whether the Company ceases to be a PFIC in one or more subsequent tax years. A Non-Electing U.S. Holder may terminate this deemed PFIC status by electing to recognize gain (which will be taxed under the rules of Section 1291 of the Code discussed above), but not loss, as if such common shares were sold on the last day of the last tax year for which the Company was a PFIC.

QEF Election

A U.S. Holder that makes a timely and effective QEF Election for the first tax year in which its holding period of its common shares begins generally will not be subject to the rules of Section 1291 of the Code discussed above with respect to its common shares. A U.S. Holder that makes a timely and effective QEF Election will be subject to U.S. federal income tax on such U.S. Holder’s pro rata share of, (a) the net capital gain of the Company, which will be taxed as long-term capital gain to such U.S. Holder, and (b) the ordinary earnings of the Company, which will be taxed as ordinary income to such U.S. Holder. Generally, “net capital gain” is the excess of (i) net long-term capital gain over (ii) net short-term capital loss, and “ordinary earnings” are the excess of (i) “earnings and profits” over (ii) net capital gain. A U.S. Holder that makes a QEF Election will be subject to U.S. federal income tax on such amounts for each tax year in which the Company is a PFIC, regardless of whether such amounts are actually distributed to such U.S. Holder by the Company. However, for any tax year in which the Company is a PFIC and has no net income or gain, U.S. Holders that have made a QEF Election would not have any income inclusions as a result of the QEF Election. If a U.S. Holder that made a QEF Election has an income inclusion, such U.S. Holder may, subject to certain limitations, elect to defer payment of current U.S. federal income tax on such amounts, subject to an interest charge. If such U.S. Holder is not a corporation, any such interest paid will be treated as “personal interest”, which is not deductible.

A U.S. Holder that makes a timely and effective QEF Election with respect to the Company generally, (a) may receive a tax-free distribution from the Company to the extent that such distribution represents “earnings and profits” of the Company that were previously included in income by the U.S. Holder because of such QEF Election, and (b) will adjust such U.S. Holder’s tax basis in our common shares to reflect the amount included in income or allowed as a tax-free distribution because of such QEF Election. In addition, a U.S. Holder that makes a QEF Election generally will recognize capital gain or loss on the sale or other taxable disposition of common shares.

The procedure for making a QEF Election, and the U.S. federal income tax consequences of making a QEF Election, will depend on whether such QEF Election is timely. A QEF Election will be treated as “timely” if such QEF Election is made for the first year in the U.S. Holder’s holding period for our common shares in which the Company was a PFIC. A U.S. Holder may make a timely QEF Election by filing the appropriate QEF Election documents at the time such U.S. Holder files a U.S. federal income tax return for such year. If a U.S. Holder does not make a timely and effective QEF Election for the first year in the U.S. Holder’s holding period for our common shares, the U.S. Holder may still be able to make a timely and effective QEF Election in a subsequent year if such U.S. Holder also makes a “purging” election to recognize gain (which will be taxed under the rules of Section 1291 of the Code discussed above) as if such common shares were sold for their fair market value on the day the QEF Election is effective.

A QEF Election will apply to the tax year for which such QEF Election is timely made and to all subsequent tax years, unless such QEF Election is invalidated or terminated or the IRS consents to revocation of such QEF Election. If a U.S. Holder makes a QEF Election and, in a subsequent tax year, the Company ceases to be a PFIC, the QEF Election will remain in effect (although it will not be applicable) during those tax years in which the Company is not a PFIC. Accordingly, if the Company becomes a PFIC in another subsequent tax year, the QEF Election will be effective and the U.S. Holder will be subject to the QEF rules described above during any subsequent tax year in which the Company qualifies as a PFIC.

U.S. Holders should be aware that there can be no assurance that the Company will satisfy record keeping requirements that apply to a QEF, or that the Company will supply U.S. Holders with information that such U.S. Holders require to report under the QEF rules, in the event that the Company is a PFIC and a U.S. Holder wishes to make a QEF Election. Thus, U.S. Holders may not be able to make a QEF Election with respect to their common shares. Each U.S. Holder should consult its own tax advisor regarding the availability of, and procedure for making, a QEF Election.

A U.S. Holder makes a QEF Election by attaching a completed IRS Form 8621, including a PFIC Annual Information Statement, to a timely filed U.S. federal income tax return. However, if the Company does not provide the required information with regard to the Company or any of its Subsidiary PFICs, U.S. Holders will not be able to make a QEF Election for such entity and will continue to be subject to the rules of Section 1291 of the Code discussed above that apply to Non-Electing U.S. Holders with respect to the taxation of gains and excess distributions.

Mark-to-Market Election

A U.S. Holder may make a Mark-to-Market Election only if the common shares are marketable stock. Our common shares generally will be “marketable stock” if our common shares are regularly traded on, (a) a national securities exchange that is registered with the SEC, (b) the national market system established pursuant to section 11A of the U.S. Exchange Act, or (c) a foreign securities exchange that is regulated or supervised by a governmental authority of the country in which the market is located, provided that, (i) such foreign exchange has trading volume, listing, financial disclosure, and meets other requirements and the laws of the country in which such foreign exchange is located, together with the rules of such foreign exchange, ensure that such requirements are actually enforced, and (ii) the rules of such foreign exchange ensure active trading of listed stocks. If our common shares are traded on such a qualified exchange or other market, our common shares generally will be “regularly traded” for any calendar year during which our common shares are traded, other than in de minimis quantities, on at least 15 days during each calendar quarter.

A U.S. Holder that makes a Mark-to-Market Election with respect to its common shares generally will not be subject to the rules of Section 1291 of the Code discussed above with respect to such common shares. However, if a U.S. Holder does not make a Mark-to-Market Election beginning in the first tax year of such U.S. Holder’s holding period for our common shares or such U.S. Holder has not made a timely QEF Election, the rules of Section 1291 of the Code discussed above will apply to certain dispositions of, and distributions on, our common shares.

A U.S. Holder that makes a Mark-to-Market Election will include in ordinary income, for each tax year in which the Company is a PFIC, an amount equal to the excess, if any, of (i) the fair market value of our common shares, as of the close of such tax year over (ii) such U.S. Holder’s tax basis in such common shares. A U.S. Holder that makes a Mark-to-Market Election will be allowed a deduction in an amount equal to the excess, if any, of (i) such U.S. Holder’s adjusted tax basis in our common shares, over (ii) the fair market value of such common shares (but only to the extent of the net amount of previously included income as a result of the Mark-to-Market Election for prior tax years).

A U.S. Holder that makes a Mark-to-Market Election generally also will adjust such U.S. Holder’s tax basis in our common shares to reflect the amount included in gross income or allowed as a deduction because of such Mark-to-Market Election. In addition, upon a sale or other taxable disposition of common shares, a U.S. Holder that makes a Mark-to-Market Election will recognize ordinary income or ordinary loss (not to exceed the excess, if any, of (i) the amount included in ordinary income because of such Mark-to-Market Election for prior tax years over (ii) the amount allowed as a deduction because of such Mark-to-Market Election for prior tax years).

A U.S. Holder makes a Mark-to-Market Election by attaching a completed IRS Form 8621 to a timely filed U.S. federal income tax return. A Mark-to-Market Election applies to the tax year in which such Mark-to-Market Election is made and to each subsequent tax year, unless our common shares cease to be “marketable stock” or the IRS consents to revocation of such election. Each U.S. Holder should consult its own tax advisor regarding the availability of, and procedure for making, a Mark-to-Market Election.

Although a U.S. Holder may be eligible to make a Mark-to-Market Election with respect to our common shares, no such election may be made with respect to the stock of any Subsidiary PFIC that a U.S. Holder is treated as owning, because such stock is not marketable. Hence, the Mark-to-Market Election will not be effective to eliminate the application of the default rules of Section 1291 of the Code described above with respect to deemed dispositions of Subsidiary PFIC stock or distributions from a Subsidiary PFIC.

Other PFIC Rules

Under Section 1291(f) of the Code, the IRS has issued proposed Treasury Regulations that, subject to certain exceptions, would cause a U.S. Holder that had not made a timely QEF Election to recognize gain (but not loss) upon certain transfers of common shares that would otherwise be tax-deferred (e.g., gifts and exchanges pursuant to corporate reorganizations). However, the specific U.S. federal income tax consequences to a U.S. Holder may vary based on the manner in which common shares are transferred.

Certain additional adverse rules will apply with respect to a U.S. Holder if the Company is a PFIC, regardless of whether such U.S. Holder makes a QEF Election. For example under Section 1298(b)(6) of the Code, a U.S. Holder that uses common shares as security for a loan will, except as may be provided in Treasury Regulations, be treated as having made a taxable disposition of such common shares.

Special rules also apply to the amount of foreign tax credit that a U.S. Holder may claim on a distribution from a PFIC. Subject to such special rules, foreign taxes paid with respect to any distribution in respect of stock in a PFIC are generally eligible for the foreign tax credit. The rules relating to distributions by a PFIC and their eligibility for the foreign tax credit are complicated, and a U.S. Holder should consult with their own tax advisor regarding the availability of the foreign tax credit with respect to distributions by a PFIC.

The PFIC rules are complex, and each U.S. Holder should consult its own tax advisor regarding the PFIC rules and how the PFIC rules may affect the U.S. federal income tax consequences of the acquisition, ownership, and disposition of common shares.

Ownership and Disposition of Common Shares

The following discussion is subject to the rules described above under the heading “Passive Foreign Investment Company Rules”.

Distributions on Common Shares

Subject to the PFIC rules discussed above, a U.S. Holder that receives a distribution, including a constructive distribution, with respect to our common shares will be required to include the amount of such distribution in gross income as a dividend (without reduction for any Canadian income tax withheld from such distribution) to the extent of the current or accumulated “earnings and profits” of the Company, as computed for U.S. federal income tax purposes. A dividend generally will be taxed to a U.S. Holder at ordinary income tax rates if the Company is a PFIC. To the extent that a distribution exceeds the current and accumulated “earnings and profits” of the Company, such distribution will be treated first as a tax-free return of capital to the extent of a U.S. Holder’s tax basis in our common shares and thereafter as gain from the sale or exchange of such common shares. See the section entitled “Sale or Other Taxable Disposition of common shares” below. However, the Company may not maintain the calculations of earnings and profits in accordance with U.S. federal income tax principles, and each U.S. Holder should therefore assume that any distribution by the Company with respect to our common shares will constitute ordinary dividend income. Dividends received on common shares generally will not be eligible for the “dividends received deduction”. Subject to applicable limitations and provided the Company is eligible for the benefits of the Canada-U.S. Tax Convention or the common shares are readily tradable on a United States securities market, dividends paid by the Company to non-corporate U.S. Holders generally will be eligible for the preferential tax rates applicable to long-term capital gains for dividends, provided certain holding period and other conditions are satisfied, including that the Company not be classified as a PFIC in the tax year of distribution or in the preceding tax year. The dividend rules are complex, and each U.S. Holder should consult its own tax advisor regarding the application of such rules.

Sale or Other Taxable Disposition of Common Shares

Subject to the PFIC rules discussed above, upon the sale or other taxable disposition of common shares, a U.S. Holder generally will recognize capital gain or loss in an amount equal to the difference between the amount of cash plus the fair market value of any property received and such U.S. Holder’s tax basis in such common shares sold or otherwise disposed of. Subject to the PFIC rules discussed above, gain or loss recognized on such sale or other disposition generally will be long-term capital gain or loss if, at the time of the sale or other disposition, our common shares have been held for more than one year.

Preferential tax rates apply to long-term capital gain of a U.S. Holder that is an individual, estate, or trust. There are currently no preferential tax rates for long-term capital gain of a U.S. Holder that is a corporation. Deductions for capital losses are subject to significant limitations under the Code.

Additional Considerations

Receipt of Foreign Currency

The amount of any distribution paid to a U.S. Holder in foreign currency, or on the sale, exchange or other taxable disposition of common shares, generally will be equal to the U.S. dollar value of such foreign currency based on the exchange rate applicable on the date of receipt (regardless of whether such foreign currency is converted into U.S. dollars at that time). A U.S. Holder will have a basis in the foreign currency equal to its U.S. dollar value on the date of receipt. Any U.S. Holder who converts or otherwise disposes of the foreign currency after the date of receipt may have a foreign currency exchange gain or loss that would be treated as ordinary income or loss, and generally will be U.S. source income or loss for foreign tax credit purposes. Different rules apply to U.S. Holders who use the accrual method with respect to foreign currency. Each U.S. Holder should consult its own U.S. tax advisors regarding the U.S. federal income tax consequences of receiving, owning, and disposing of foreign currency.

Foreign Tax Credit

Subject to the PFIC rules discussed above, a U.S. Holder that pays (whether directly or through withholding) Canadian income tax with respect to dividends paid on our common shares generally will be entitled, at the election of such U.S. Holder, to receive either a deduction or a credit for such Canadian income tax paid. Generally, a credit will reduce a U.S. Holder’s U.S. federal income tax liability on a dollar-for-dollar basis, whereas a deduction will reduce a U.S. Holder’s income that is subject to U.S. federal income tax. This election is made on a year-by-year basis and applies to all foreign taxes paid (whether directly or through withholding) by a U.S. Holder during a year.

The foreign tax credit rules are complex and involve the application of rules that depend on a U.S. Holder’s particular circumstances. Accordingly, each U.S. Holder should consult its own U.S. tax advisor regarding the foreign tax credit rules.

Backup Withholding and Information Reporting

Under U.S. federal income tax law and Treasury Regulations, certain categories of U.S. Holders must file information returns with respect to their investment in, or involvement in, a foreign corporation. For example, U.S. return disclosure obligations (and related penalties) are imposed on individuals who are U.S. Holders that hold certain specified foreign financial assets in excess of certain threshold amounts. The definition of specified foreign financial assets includes not only financial accounts maintained in foreign financial institutions, but also, unless held in accounts maintained by a financial institution, any stock or security issued by a non-U.S. person, any financial instrument or contract held for investment that has an issuer or counterparty other than a U.S. person and any interest in a foreign entity. U.S. Holders may be subject to these reporting requirements unless their common shares are held in an account at certain financial institutions. Penalties for failure to file certain of these information returns are substantial. U.S. Holders should consult with their own tax advisors regarding the requirements of filing information returns, including the requirement to file an IRS Form 8938.

Payments made within the U.S. or by a U.S. payor or U.S. middleman, of dividends on, and proceeds arising from the sale or other taxable disposition of, common shares will generally be subject to information reporting and backup withholding tax, at the rate of 24%, if a U.S. Holder, (a) fails to furnish such U.S. Holder’s correct U.S. taxpayer identification number (generally on IRS Form W-9), (b) furnishes an incorrect U.S. taxpayer identification number, (c) is notified by the IRS that such U.S. Holder has previously failed to properly report items subject to backup withholding tax, or (d) fails to certify, under penalty of perjury, that such U.S. Holder has furnished its correct U.S. taxpayer identification number and that the IRS has not notified such U.S. Holder that it is subject to backup withholding tax. However, certain exempt persons generally are excluded from these information reporting and backup withholding rules. Backup withholding is not an additional tax. Any amounts withheld under the U.S. backup withholding tax rules will be allowed as a credit against a U.S. Holder’s U.S. federal income tax liability, if any, or will be refunded, if such U.S. Holder furnishes required information to the IRS in a timely manner.

The discussion of reporting requirements set forth above is not intended to constitute a complete description of all reporting requirements that may apply to a U.S. Holder. A failure to satisfy certain reporting requirements may result in an extension of the time period during which the IRS can assess a tax, and under certain circumstances, such an extension may apply to assessments of amounts unrelated to any unsatisfied reporting requirement. Each U.S. Holder should consult its own tax advisors regarding the information reporting and backup withholding rules.

LEGAL MATTERS

The validity of the issuance of the common shares offered by this prospectus will be passed upon for us by Morton Law LLP. Edward Mayerhofer, a partner of Morton Law LLP, is listed as a selling stockholder herein for the resale of up to 2,800 common shares issuable upon exercise of warrants.

EXPERTS

Our financial statements for the years ended December 31, 2024, and 2023 incorporated by reference in this prospectus have been audited by Manning Elliott LLP, independent registered public accounting firm, as set forth in their report included herein.

INCORPORATION BY REFERENCE

In this prospectus, we “incorporate by reference” certain information that we file with the SEC, which means that we can disclose important information to you by referring you to that information. The information we incorporate by reference is an important part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. The following documents or information have been filed by us with the SEC and are incorporated by reference into this prospectus (other than, in each case, documents or information that are or are deemed to have been furnished rather than filed in accordance with SEC rules, including disclosure furnished under Items 2.02 or 7.01 of Form 8-K):

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on March 31, 2025;

●	our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2025;

●	the Company’s Proxy Statement on Schedule 14A, in connection with the Company’s June 19, 2025 annual general meeting of shareholders, including the information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, as filed with the SEC on April 30, 2025;

●	our Current Reports on Form 8-K dated February 27, 2025, April 7, 2025 and June 23, 2025; and

●	the description of our common stock contained in our registration statement on Form 8-A filed on November 8, 2024, including any amendments or reports filed for the purposes of updating this description

All documents and reports that we file with the SEC (other than, in each case, documents or information that are or are deemed to have been furnished rather than filed in accordance with SEC rules) under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, which we refer to in this prospectus as the “Exchange Act,” from the date of this prospectus until the completion of the offering under this prospectus shall be deemed to be incorporated by reference into this prospectus. We also hereby specifically incorporate by reference all filings filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement on Form S-3 to which this prospectus relates and prior to effectiveness of such registration statement. Unless specifically stated to the contrary, none of the information we disclose under Items 2.02 or 7.01 of any Current Report on Form 8-K that we may from time to time furnish to the SEC will be incorporated by reference into, or otherwise included in, this prospectus. The information contained on or accessible through any websites, including www.alphacognition.com, is not and shall not be deemed to be incorporated by reference into this prospectus.

You may request a copy of these filings, other than an exhibit to these filings unless we have specifically included or incorporated that exhibit by reference into the filing, at no cost, by writing or telephoning us at the following address:

Alpha Cognition Inc.
1452 Hughes Rd., Ste 200

Grapevine, Texas, 76051

(858) 344-4375

Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, any prospectus supplement, or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may obtain such SEC filings from the SEC’s website at http://www.sec.gov. Copies of our periodic and current reports and proxy statements, may be obtained, free of charge, on our website at www.alphacognition.com. This reference to our internet address is for informational purposes only and the information contained on or accessible through such internet address is not and shall not be deemed to be incorporated by reference into this prospectus.

As permitted by SEC rules, this prospectus does not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules we file with the SEC. You may refer to the registration statement, exhibits and schedules for more information about us and the securities. The registration statement, exhibits and schedules are available through the SEC’s website or at its public reference room.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. Other Expenses of Issuance and Distribution

The following table sets forth expenses payable by us in connection with the issuance and distribution of the securities being registered pursuant to this registration statement. All the amounts shown are estimates.

SEC registration fee	$2,734
Printing expenses	5,000
Legal fees and expenses	10,000
Accounting fees and expenses	10,000
Miscellaneous	1,000
Total	$28,734

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

The corporate laws of British Columbia allow us, and our corporate articles require us (subject to the provisions of the BCBCA noted below), to indemnify our Directors, former Directors, alternate Directors and their heirs and legal personal representatives against all eligible penalties to which such person is or may be liable, and we must, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by such person in respect of that proceeding. Each Director and alternate Director is deemed to have contracted with the Company on the terms of the indemnity contained in our articles.

For the purposes of such an indemnification:

“eligible party”, in relation to the Company, means an individual who

1)	is or was a Director or officer of the Company,

2)	is or was a director or officer of another corporation

a)	at a time when the corporation is or was an affiliate of the Company, or

b)	at the request of the Company, or

3)	at the request of the Company, is or was, or holds or held a position equivalent to that of, a director or officer of a partnership, trust, joint venture or other unincorporated entity, and includes, except in the definition of “eligible proceeding” and certain other cases, the heirs and personal or other legal representatives of that individual;

and includes, except in the definition of “eligible proceeding” and certain other cases, the heirs and personal or other legal representatives of that individual;

“eligible penalty” means a judgment, penalty or fine awarded or imposed in, or an amount paid in settlement of, an eligible proceeding;

“eligible proceeding” means a proceeding in which an eligible party or any of the heirs and personal or other legal representatives of the eligible party, by reason of the eligible party being or having been a director or officer of, or holding or having held a position equivalent to that of a director or officer of, the Company or an associated corporation:

(1)	is or may be joined as a party, or

(2)	is or may be liable for or in respect of a judgment, penalty or fine in, or expenses related to, the proceeding;

“expenses” includes costs, charges and expenses, including legal and other fees, but does not include judgments, penalties, fines or amounts paid in settlement of a proceeding; and

“proceeding” includes any legal proceeding or investigative action, whether current, threatened, pending or completed.

In addition, under the BCBCA, the Company may pay, as they are incurred in advance of the final disposition of an eligible proceeding, the expenses actually and reasonably incurred by an eligible party in respect of that proceeding, provided that the Company first receives from the eligible party a written undertaking that, if it is ultimately determined that the payment of expenses is prohibited by the restrictions noted below, the eligible party will repay the amounts advanced.

Notwithstanding the provisions of the Company’s articles noted above, the Company must not indemnify an eligible party or pay the expenses of an eligible party, if any of the following circumstances apply:

(1)	if the indemnity or payment is made under an earlier agreement to indemnify or pay expenses and, at the time that the agreement to indemnify or pay expenses was made, the company was prohibited from giving the indemnity or paying the expenses by its memorandum or articles;

(2)	if the indemnity or payment is made otherwise than under an earlier agreement to indemnify or pay expenses and, at the time that the indemnity or payment is made, the company is prohibited from giving the indemnity or paying the expenses by its memorandum or articles;

(3)	if, in relation to the subject matter of the eligible proceeding, the eligible party did not act honestly and in good faith with a view to the best interests of the company or the associated corporation, as the case may be;

(4)	in the case of an eligible proceeding other than a civil proceeding, if the eligible party did not have reasonable grounds for believing that the eligible party’s conduct in respect of which the proceeding was brought was lawful.

In addition, if an eligible proceeding is brought against an eligible party by or on behalf of the Company or by or on behalf of an associated corporation, the Company must not do either of the following:

(1)	indemnify the eligible party under section 160 (a) in respect of the proceeding; or

(2)	pay the expenses of the eligible party in respect of the proceeding.

Notwithstanding any of the foregoing, and whether or not payment of expenses or indemnification has been sought, authorized or declined under the BCBCA or the articles of the Company, on the application of the Company or an eligible party, the Supreme Court of British Columbia may do one or more of the following:

(1)	order a company to indemnify an eligible party against any liability incurred by the eligible party in respect of an eligible proceeding;

(2)	order a company to pay some or all of the expenses incurred by an eligible party in respect of an eligible proceeding;

(3)	order the enforcement of, or any payment under, an agreement of indemnification entered into by a company;

(4)	order a company to pay some or all of the expenses actually and reasonably incurred by any person in obtaining an order under this section;

(5)	make any other order the court considers appropriate.

ITEM 16. EXHIBITS

(a) Exhibits

Exhibit No.	Description
3.1(1)	Notice of Articles
3.2(3)	Articles
4.1(1)	Specimen common share certificate
4.2(1)	Escrow Agreement by and between the Company, Computershare Investor Services Inc. and certain stockholders of the Company dated March 18, 2021
4.3(2)	Form of Warrant issued September 24, 2024
4.4(4)	Form of Pre-Funded Warrant
4.5(4)	Form of Underwriters Warrant\
4.6	Form of Warrant issued in 2023 and 2024 private placements
5.1	Form of Opinion of Morton Law, LLP, Canadian counsel to the Company, as to the validity of the common shares
23.1	Consent of Manning Elliott LLP, an Independent Registered Public Accounting Firm
23.2	Consent of Morton Law LLP (included in Exhibit 5.1)
24.1	Powers of Attorney (included on the signature page of the Registration Statement)
107	Filing Fee Table

(1)	Previously filed and incorporated by reference to the corresponding exhibit as filed in the Registrant’s Registration Statement on Form S-1 as filed with the Commission on April 30, 2024
(2)	Previously filed and incorporated by reference to the Company’s Form 8-K as filed with the Commission on September 25, 2024
(3)	Previously filed and incorporated by reference to the Company’s Form 8-K filed with the Commission on October 3, 2024
(4)	Previously filed and incorporated by reference to the Company’s Form S-1/A filed with the Commission on October 25, 2024

ITEM 17. UNDERTAKINGS

The undersigned registrant hereby undertakes:

(A)	(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)	For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)	each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement;

(ii)	each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and (iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)	That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)	That, to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

(8)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Grapevine, Texas on July 1, 2025.

ALPHA COGNITION INC. (Registrant)

By:	/s/ Michael McFadden
Michael McFadden,
Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Michael McFadden as such person’s true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign this registration statement and any and all further amendments thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated:

Signature	Capacity	Date

Michael McFadden	Chief Executive Officer and Director	July 1, 2025
/s/ Michael McFadden	(Principal Executive Officer)

Henry Du	Vice President of Finance and Accounting and interim Chief Financial Officer	July 1, 2025
/s/ Henry Du	(Principal Accounting and Financial Officer)

Len Mertz	Director	July 1, 2025
/s/ Len Mertz

Kenneth Cawkell	Director	July 1, 2025
/s/ Kenneth Cawkell

Robert Wills	Director	July 1, 2025
/s/ Robert Wills

Phillip Mertz	Director	July 1, 2025
/s/ Phillip Mertz

Rajeev Bakshi	Director	July 1, 2025
/s/ Rajeev Bakshi

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirements of Section 6(a) of the Securities Act, the undersigned has signed this Registration Statement, solely in the capacity of the duly authorized representative of the Registrant in the United States, on July 1, 2025.

By:	/s/ Michael McFadden
Name: Michael McFadden
Title: Chief Executive Officer and Director